UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
CONSOLIDATED WATER CO. LTD.
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

CONSOLIDATED WATER CO. LTD.
Regatta Office Park, Windward Three, 4th Floor, West Bay Road
P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
Notice of Annual General Meeting of Shareholders
to be held on Tuesday, May 27, 2025
Notice is hereby given that the Annual General Meeting of Shareholders of Consolidated Water Co. Ltd. (the “Company”) will be held at The Westin Grand Cayman Seven Mile Beach Resort & Spa, Seven Mile Beach, Grand Cayman, Cayman Islands, at 3:00 p.m. Cayman Islands time (4:00 p.m. Eastern Daylight Time), on Tuesday, May 27, 2025. Shareholders will need to have the 16-digit control number included on their Notice of Internet Availability, their proxy card or the instructions that accompanied their proxy materials to be admitted to the Annual General Meeting.
The Annual General Meeting will be held for the purpose of considering and acting upon the following matters:
1.
The election of eight directors to the Board of Directors;

2.
The advisory vote on executive compensation;

3.
The ratification of the selection of CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, at the remuneration to be determined by the Audit Committee of the Board of Directors; and

4.
Such other business as may properly come before the meeting.

Admittance to the meeting will be limited to shareholders. The Board of Directors has fixed the close of business on March 28, 2025 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any postponement or adjournment thereof. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting. EACH SHAREHOLDER IS URGED TO SUBMIT A PROXY AS SOON AS POSSIBLE VIA THE INTERNET, TELEPHONE OR MAIL. ANY PROXY (AND ANY POWER OF ATTORNEY OR OTHER AUTHORITY UNDER WHICH IT IS SIGNED, OR A NOTARIZED COPY OF SUCH AUTHORITY) MUST BE DEPOSITED BY MAIL AT THE FOLLOWING ADDRESS: VOTE PROCESSING, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NY 11717 OR ELECTRONICALLY AT WWW.PROXYVOTE.COM AT LEAST 24 HOURS BEFORE THE MEETING IN ORDER TO BE VOTED AT THE MEETING. SHAREHOLDERS WHO EXECUTE A PROXY MAY ATTEND THE MEETING; HOWEVER, ATTENDANCE AT THE MEETING WILL AUTOMATICALLY REVOKE A SHAREHOLDER’S PREVIOUSLY SUBMITTED PROXY. THEREFORE, A SHAREHOLDER WHO ATTENDS THE MEETING WILL NEED TO VOTE HIS, HER OR ITS SHARES AT THE MEETING IN ORDER FOR HIS, HER OR ITS SHARES TO BE COUNTED. IN THE CASE OF JOINT HOLDERS, THE VOTE OF THE SENIOR HOLDER WHO TENDERS A VOTE, WHETHER IN PERSON OR BY PROXY, SHALL BE ACCEPTED TO THE EXCLUSION OF THE VOTES OF THE OTHER JOINT HOLDERS, AND FOR THIS PURPOSE SENIORITY SHALL BE DETERMINED BY THE ORDER IN WHICH THE NAMES OF THE HOLDERS STAND IN THE REGISTER.
By Order of the Board of Directors,
Wilmer F. Pergande
Chairman of the Board
April 17, 2025
Enclosures

CHAIRMAN’S LETTER
April 17, 2025
Dear Shareholder:
On behalf of the Board of Directors, it is our pleasure to invite you to the 2025 Annual General Meeting of Shareholders of Consolidated Water Co. Ltd. to be held at The Westin Grand Cayman Seven Mile Beach Resort & Spa, Seven Mile Beach, Grand Cayman, Cayman Islands, at 3:00 p.m. Cayman Islands time (4:00 p.m. Eastern Daylight Time), on Tuesday, May 27, 2025.
During this past fiscal year, our on-going strategic initiatives continued to position our Company as a comprehensive water solutions provider that serves a variety of customers and markets through multiple product and service offerings. We delivered positive results for our shareholders, including net income of $28.2 million ($1.77 per diluted share) and the payment of approximately $6.3 million to shareholders in the form of dividends. We celebrate these successes as we continue to pursue our business development efforts and look forward to more opportunities ahead as we remain committed to the long-term interests of shareholders.
Our directors represent a wide range of backgrounds and expertise. We believe our diversity of backgrounds, experiences, perspectives, and skills contributes to the Board of Director’s effectiveness in managing risk and providing guidance that positions the Company for long-term success. Of our eight directors, seven are independent, including our Chairman, and the sole executive director is Frederick W. McTaggart, who is the Chair of our Environmental and Social Governance Committee.
This Proxy Statement contains details of the business to be conducted during the Annual General Meeting and describes our corporate governance policies and practices. We have ceased to be considered a “smaller reporting company” and, as such, we are no longer eligible to elect to adopt the scaled disclosure requirements afforded to smaller reporting companies, which will result in increased communication of information and our perspectives to our shareholders. In addition to communicating information and our perspectives, we also believe in the value of listening to our shareholders. Shareholder feedback also helps us prioritize our efforts and enhance our transparency.
Whether or not you participate in the Annual General Meeting, it is important that your shares be represented and voted during the meeting. We urge you to promptly vote and submit your proxy (1) via the Internet, (2) by phone or (3) if you received your proxy materials, by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience.
As we look ahead, we remain excited about the opportunities we have in terms of our business, shareholder value creation, and contributing to the markets and parties we serve. Thank you for the trust you place in us and the opportunity to serve you and our company as directors. On behalf of all directors, I extend our gratitude for your support and request that you vote in the affirmative for the proposals to be considered at the Annual General Meeting.
Sincerely,
Wilmer F. Pergande
Chairman of the Board of Directors

Note About Forward-Looking Statements
This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, unless required to do so by law.

CONSOLIDATED WATER CO. LTD.
Annual General Meeting of Shareholders
Tuesday, May 27, 2025
Proxy Statement
This Proxy Statement has been prepared and is distributed and made available by the board of directors (the “Board of Directors”) of Consolidated Water Co. Ltd. (the “Company”) in connection with the solicitation of proxies for the Annual General Meeting of Shareholders of the Company (the “Annual General Meeting”) to be held at The Westin Grand Cayman Seven Mile Beach Resort & Spa, Seven Mile Beach, Grand Cayman, Cayman Islands, at 3:00 p.m. Cayman Islands time (4:00 p.m. Eastern Daylight Time), on Tuesday, May 27, 2025, and any adjournment or postponement thereof for the purpose set forth in the accompanying Notice of Annual General Meeting of Shareholders. Shareholders will need to have the 16-digit control number included on their Notice of Internet Availability, their proxy card or the instructions that accompany their proxy materials to be admitted to the Annual General Meeting.
This Proxy Statement and the accompanying form of proxy will be distributed to shareholders and will be made available for viewing, downloading and printing by shareholders at www.proxyvote.com, on or about April 17, 2025. The Company will bear the cost of the solicitation of proxies.
Only holders of record of the Company’s Ordinary Shares, par value CI$0.50 per share (the “Ordinary Shares”), and the Company’s Redeemable Preference Shares, par value CI$0.50 per share (the “Redeemable Preference Shares”), on the books of the Company at the close of business on March 28, 2025, are entitled to vote at the Annual General Meeting. On that date, 15,916,685 Ordinary Shares and 40,830 Redeemable Preference Shares were issued and outstanding. Our Ordinary Shares and Redeemable Preference Shares are referred to as “common stock” and “redeemable preferred stock,” respectively, in our consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America. All matters that come before this Annual General Meeting will be decided by a vote that will be demanded in each case by Frederick W. McTaggart or David W. Sasnett, the persons who are appointed proxies in the proxy card which accompanies this Proxy Statement. Each shareholder of record is entitled to one vote for each Ordinary Share or Redeemable Preference Share (collectively, the “Shares”) on all matters that come before the Annual General Meeting. The holders of 33 1∕3% of the issued and outstanding Shares, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual General Meeting.
For Proposal 1, the election of eight directors, each nominee shall be elected as a director if the number of Shares cast “for” such nominee’s election exceeds the number of Shares “withheld” with respect to such nominee’s election. The approval of holders of at least a majority of the Shares cast is required for: (i) Proposal 2, the advisory vote on executive compensation; and (ii) Proposal 3, the ratification of the selection of CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
Proposal 1 (the election of eight directors) and Proposal 2 (the advisory vote on executive compensation) are considered “non-routine” matters. Proposal 3 (the ratification of the appointment of CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025) is considered a “routine” matter. Banks, brokers, or other nominees (“Brokers”) who hold shares on behalf of beneficial shareholders have discretion to vote such shares with respect to “routine” matters without receiving voting instructions from the beneficial holders of the shares. However, Brokers who hold shares on behalf of beneficial shareholders do not have discretion to vote such shares with respect to “non-routine” matters if they do not receive voting instructions from the beneficial holders of the shares. If no instruction is given to Brokers with respect to “non-routine” matters, a “broker non-vote” is recorded for each such uninstructed share. Abstentions and “broker non-votes” are not treated as votes cast and, therefore, will not affect the outcome of the vote.
Shares represented by a properly executed proxy must be received not later than 24 hours before the scheduled time of the meeting and, if received in time to permit its use at the meeting or any postponement or adjournment thereof, will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the Shares represented by the proxy will be voted (i) “for all” in the election of the nominees for director; (ii) “for” the approval of executive compensation; and (iii) “for” the ratification of the selection of CBIZ as the Company’s independent registered public accounting firm.
A shareholder of record who has given a proxy may revoke it at any time before it is voted at the meeting by giving written notice of such revocation to the office of the Secretary of the Company, or by executing and delivering to the Company not later than 24 hours before the scheduled time of the meeting a proxy bearing a later date. A proxy will be revoked automatically if a shareholder attends the meeting.
Shareholders may, by electronic means via the Internet, by telephone or by mail, appoint a proxy to vote Shares before the meeting as more fully described below:
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By Internet: Go to www.proxyvote.com and follow the instructions. Shareholders should have their proxy card available when accessing the site.

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By Telephone: Call 1-800-690-6903 and follow the voice prompts (have your proxy card available).

•
By Mail: If shareholders have received a proxy card, shareholders should mark their vote, sign their name exactly as it appears on the proxy card, date the card and return it in the envelope provided.

Shareholders that would like to request a physical copy of the material(s) for this and/or future shareholder meetings, may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, shareholders must include the 16-digit control number included on their Notice of Internet Availability, their proxy card or the instructions that accompanied their proxy materials. Unless requested, you will not otherwise receive a paper or email copy.
Unless otherwise indicated herein, all references to “$” are to United States dollars and all references to “CI$” are to Cayman Island dollars.
[The remainder of this page is intentionally left blank.]

PROPOSAL 1
Election of Directors
The shareholders of the Company will vote on the election of eight directors at the Annual General Meeting. Each nominee listed below has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual General Meeting. If, prior to the Annual General Meeting, a nominee should become unavailable to serve, the proxies in such nominee’s favor will be void. The Board of Directors knows of no reason to anticipate that this will occur.
All eight directors will stand for reelection at the 2025 Annual General Meeting. The affirmative vote of the holders of a majority of the Shares cast is required to elect each director. Abstentions and “broker non-votes” are not treated as votes cast and, therefore, will not affect the outcome of the vote. Unless a shareholder specifies otherwise on the accompanying proxy, its shares will be voted “FOR ALL” nominees listed below.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR ALL” IN THE ELECTION OF THE NOMINEES LISTED BELOW.
Linda Beidler-D’Aguilar, age 62, has been a director of our Company since November 2018. Ms. Beidler-D’Aguilar retired from the active practice of law in April 2023; and she has lived and worked in The Bahamas since 1991. From July 2015 to April 2023, she was a partner and head of the financial services practice at Glinton Sweeting O’Brien, a full-service boutique law firm located in Nassau, Bahamas, which specializes in financial services, corporate advisory services, securitization, real estate and resort development, and commercial litigation. From January 2005 to July 2015, Ms. Beidler-D’Aguilar was a partner at Graham Thompson, a law firm located in The Bahamas and Turks & Caicos specializing in trust and estate planning, commercial matters, civil litigation, family law, securitization, employment and immigration matters. Prior to joining Graham Thompson, Ms. Beidler-D’Aguilar worked briefly at another local law firm, before which she served as Vice President — Legal & Trademark, overseeing global intellectual property and domestic legal matters at Bacardi & Company Limited for almost nine years. Previously she was employed by two major trust companies in The Bahamas. Before moving to The Bahamas, Ms. Beidler-D’Aguilar practiced law in the United States.
Upon her retirement, Ms. Beidler-D’Aguilar was given a Lifetime Achievement Award by the Bahamas Financial Services Board in recognition of her many years of dedicated support of the financial services industry in The Bahamas, including legislative drafting, public speaking and authorship of numerous articles for publication around the world.
Ms. Beidler-D’Aguilar was selected to serve as a member of our Board of Directors because of her nearly 30 years of experience as an attorney, her legal, business and financial knowledge acquired during that period and her knowledge of, and business contacts in, the Caribbean.
Brian E. Butler, age 75, has been a director of our Company since 1983. Mr. Butler, a full-time resident of the Cayman Islands, has since 1977 directed a consortium of property development companies presented under the Butler name specializing in luxury resort projects in the Cayman Islands, the Turks and Caicos Islands, and British Columbia, Canada.
Mr. Butler was selected to serve as a member of our Board of Directors because of his more than 55 years of experience as a property developer (over 47 of those years in the Caribbean), his business and financial knowledge acquired during that period and his knowledge of, and business contacts in, the Cayman Islands.
Carson K. Ebanks, age 69, became the Cayman Islands government-nominated director of our Company in May 2001. Mr. Ebanks was the Director of Planning for the Cayman Islands from 1991 to 1997. He served the Cayman Islands Government as a Chief Officer beginning in 1997, and, when he retired in November 2011, he was Chief Officer for the Ministry of Finance, Tourism and Development. Mr. Ebanks is a Justice of the Peace, a Fellow of the Royal Geographic Society and a member of the Most Excellent Order of the British Empire. He holds a Bachelor of Environmental Studies (Hons. Urban and Regional Planning — Peace and Conflict Studies Minor) from the University of Waterloo and a Master of Arts — Planning in Community and Regional Planning from the University of British Columbia. He is a trustee of the National Gallery of the Cayman Islands and is the Secretary General of the Cayman Islands Olympic Committee. Mr. Ebanks is also the President of the Cayman Islands National Karate-Do Association. Mr. Ebanks has served on the Boards of the Trustee of Cayman Islands National Museum, the Cayman Islands Airports Authority, the Cayman Islands Port Authority, Cayman Islands Turtle Farm, Cayman Islands Airways, the Cayman Islands Civil Service Co-operative Credit Union, the Housing Development Corporation, the Water Authority — Cayman and the National Roads Authority.
Mr. Ebanks, who was nominated to serve on our Board of Directors by the Cayman Islands government, was selected to serve as a member of our Board of Directors because of his knowledge of government affairs, his contacts within the Cayman Islands government and his experience in the water industry.
Clarence B. Flowers, Jr., age 69, has been a director of our Company since 1991. Mr. Flowers is, and has been since 1985, the principal of Orchid Development Company, a real estate developer in the Cayman Islands. Mr. Flowers also serves as a director of C.L. Flowers & Sons, which is the largest manufacturer of wall systems in the Cayman Islands, and Cayman National Bank, a retail bank.
Mr. Flowers was selected to serve as a member of our Board of Directors because of his more than 40 years of experience in the construction industry as a real estate developer in the Cayman Islands.
Frederick W. McTaggart, age 62, has been a director of our Company since 1998, the Company’s President since October 2000 and its Chief Executive Officer since January 1, 2004. Mr. McTaggart served as Chief Financial Officer of the Company from February 2001 to January 1, 2004. From April 1994 to October 2000, Mr. McTaggart was the Managing Director of the Water Authority — Cayman, the government-owned water utility serving certain areas of the Cayman Islands. From March 1987 to April 1994, he held the positions of Deputy Director and Operations Engineer with the Water Authority — Cayman. He received his B.S. degree in Building Construction from the Georgia Institute of Technology in 1985.
Mr. McTaggart was selected to serve as a member of our Board of Directors because of his extensive technical and managerial experience in the water industry, and his knowledge and managerial experience within both public and private sector water utilities.
Wilmer F. Pergande, age 85, has been a director of our Company since 1978 and Chairman since 2009. He has more than 55 years of management, sales, manufacturing and engineering experience in the desalination and chemical processing industries. Mr. Pergande is the principal of WF Pergande Consulting LLC and currently provides consulting engineering services to the marine industry, for metallurgy, fluid dynamics, heat transfer and aqueous chemical solutions separation technologies. He retired in 2006 as the Global Leader for Desalination and Chemical Process Equipment for GE Infrastructure, Water and Process Technologies, which he held since 2002. Mr. Pergande previously held the position of Vice President of Special Projects of Osmonics Inc. and Chief Executive Officer of the desalination subsidiary of Osmonics Inc., a publicly traded water treatment and purification company, until its acquisition by General Electric Co. Before joining Osmonics, Mr. Pergande was the Chief Executive Officer of Licon International Inc., a publicly traded manufacturer of liquid chemical separation, purification and processing equipment. Previously, Mr. Pergande was the President of Mechanical Equipment Company Inc. (MECO) for 14 years and held engineering, sales and executive managerial positions with AquaChem Inc., a subsidiary of Coca Cola Co. at the time, both companies being manufacturers of seawater desalination equipment. He has a bachelor’s degree in mechanical engineering from Marquette University and Post Graduate Studies in Chemical Engineering, Metallurgy, Heat Transfer and Business Management from Marquette University and the University of Wisconsin. Mr. Pergande served three terms as Director of the International Desalination Association, in which he held the positions of Treasurer and Secretary. He is a Member of Five Technical Societies related to the business and has presented numerous technical papers at society meetings.
Mr. Pergande was selected to serve as a member of our Board of Directors because of his management and engineering experience in the desalination industry, and for his management, engineering, sales and marketing skills.
Leonard J. Sokolow, age 68, has been a director of our Company since June 1, 2006. Since September 2023, Mr. Sokolow has served as Co-Chief Executive Officer of SKYX Platforms Corp. (Nasdaq: SKYX). He has served as an independent director and Chairman of the Audit Committee of SKYX Platforms from 2015 to February 2022 and continues to serve as a board member of that company and a member of its Corporate Development Committee. From December 2021 to May 2024, Mr. Sokolow served as a member of the Board of Directors and a member of the Audit Committee of Agrify Corporation (Nasdaq: AGFY). From 2015 to August 2023, Mr. Sokolow served as Chief Executive Officer and President of Newbridge Financial, Inc., a financial services holding company. From 2015 to July 2023 Mr. Sokolow served as Chairman of Newbridge Securities Corporation, Newbridge Financial, Inc.’s full-service broker-dealer. From August 2022 to August 2023, Mr. Sokolow served as CEO of Newbridge Securities Corporation and Newbridge Financial Services Group, Inc., Newbridge Financial, Inc.’s, full-service registered investment adviser. From November 1999 until July 2008, Mr. Sokolow was the Chief Executive Officer and a member of the Board of Directors, of vFinance Inc., a publicly traded financial services company he co-founded. He also served as its Chairman from January 2007 until July 2008, when it merged into National Holdings Corporation, a publicly traded financial services company. From July 2008 until July 2013, Mr. Sokolow was President of National Holdings Corporation, and from July 2008 until July 2014 he was Vice-Chairman of the Board of Directors of National Holdings Corporation. From July 2013 until December 2014, Mr. Sokolow was a consultant and partner at Caribou LLC, a strategic advisory services firm. Mr. Sokolow was a Founder, Chairman, and Chief Executive Officer of the Americas Growth Fund, Inc., a closed-end 1940 Act management investment company, from 1994 to 1998. From 1988 until 1993, Mr. Sokolow was an Executive Vice President and the General Counsel of Applica Inc., a publicly traded appliance marketing and distribution company. From 1982 until 1988, Mr. Sokolow practiced corporate, securities, and tax law and was one of the founding attorneys and a partner of an international boutique law firm. From 1980 until 1982, he worked as a Certified Public Accountant for Ernst & Young and KPMG Peat Marwick. Since June 2020, he has served as a member of the Board of Directors of Vivos Therapeutics, Inc. (Nasdaq: VVOS), Chairman of its Audit Committee, and a member of its Nominations and Corporate Governance Committee.
Mr. Sokolow was selected to serve as a member of our Board of Directors because of his experience as a director and principal executive officer, his legal, accounting, auditing and consulting background, and his qualifications to serve as our “audit committee financial expert.”
Raymond Whittaker, age 71, has served as a director of our Company since 1988. Mr. Whittaker was the Managing Director of TransOcean Bank & Trust Ltd., a bank and trust company located in the Cayman Islands and a subsidiary of Johnson International Inc., a bank holding company located in Racine, Wisconsin from 1984 to December 2000. He is now the principal of his own company and management firm, FCM Ltd. On August 25, 2014, Mr. Whittaker was recognized as a Governance Fellow by the National Association of Corporate Directors (“NACD”) upon completion of NACD’s Governance Program and in recognition of an ongoing commitment to exemplary board leadership. Mr. Whittaker continues to participate in various NACD programs.
Mr. Whittaker was selected to serve as a member of our Board of Directors because of his management, financial and banking experience.
Board Leadership Structure and Risk Oversight
Mr. McTaggart currently serves as our principal executive officer, and Mr. Pergande, an independent director, currently serves as the Chairman of the Board of Directors. The Board of Directors has determined that having an independent director serve as Chairman of the Board of Directors is consistent with corporate governance best practices and is in the best interest of shareholders. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting goals, objectives and agendas to establish priorities and procedures for the work of the Board of Directors.
The Board of Directors is engaged in the oversight of risk through regular updates from Mr. McTaggart, in his role as our Chief Executive Officer, and other members of our management team, regarding those risks confronting us (including risks relating to regulatory compliance, information technology and cybersecurity, environmental and sustainability, climate change and public health), the actions and strategies necessary to mitigate those risks and the status and effectiveness of those actions and strategies. The updates are provided at regularly scheduled Board of Directors and committee meetings as well as through more frequent informal meetings that include the Chairman of the Board of Directors, our Board of Directors, our Chief Executive Officer, our Chief Financial Officer, our Chief Operating Officer, Vice President of Information Technology

and other members of our management team. The Board of Directors provides insight into the issues, based on the experience of its members, and provides constructive challenges to management’s assumptions and assertions.
Cybersecurity Risk
Our information technology (“IT”) and cybersecurity programs are crucial to maintaining secure operations, which enable us to deliver on our promise to customers and maintain stakeholder trust. Our Vice President of Information Technology (“VP IT”) is responsible for establishing, implementing, and executing our cybersecurity program and strategy. Our VP IT has more than 25 years of IT, IT audit, and cybersecurity experience, and is involved in assessing the latest developments in cybersecurity, including potential threats and innovative risk management techniques. All IT staff are obliged to include cybersecurity as part of their everyday considerations and tasks.
Our cybersecurity program is a critical component of our enterprise risk management process overseen by our Board of Directors, and we have integrated cybersecurity-related risks into our overall enterprise risk management framework. Additionally, cybersecurity-related risks are included in the risk universe that the risk management function evaluates to assess top risks to the enterprise on an annual basis.
Our IT department proactively identifies, manages, and mitigates cyber risk in a variety of ways, including but not limited to:
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A formal enterprise-wide cybersecurity policy and related standards;

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Cybersecurity training and employee phishing simulations;

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Ongoing vulnerability assessment, identification, and remediation;

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Cyber incident response, IT disaster recovery, and business continuity plans;

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Identity and access management controls;

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Automated patch management and security updates;

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Network isolation of key operations environments; and

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Email filtering with attachment inspection and targeted threat protection.

The standards set in our cybersecurity program include the implementation of controls that are aligned with industry guidelines and applicable regulations to identify threats, deter attacks, and protect our information security assets. These standards are guided, in part, by the relevant National Institute of Standards and Technology (NIST) and American Water Works Association (AWWA) frameworks and guidance. We use various tools, security measures and technologies to aid in seeking to protect our network perimeter and internal systems from unauthorized access, intrusion, or disruption. Assessments are conducted across our systems, networks, and data infrastructure to identify potential cybersecurity threats and vulnerabilities.
We have policies and procedures in place for selecting and managing our relationships with third-party service providers and other business partners, including monitoring compliance with our agreements and regulatory and legal requirements. We also actively engage with industry participants and related communities as part of our continuing efforts to evaluate and enhance the effectiveness of our information security policies and procedures. In addition, a monitoring and detection system has been implemented to help identify cybersecurity threats and incidents. Our cybersecurity program also focuses on providing training and awareness to our employees and contractors on cybersecurity best practices.
Our Board of Directors considers cybersecurity risk as part of its risk oversight function and has delegated to the Audit Committee oversight of cybersecurity and other IT risks. The Audit Committee oversees management’s implementation of our cybersecurity risk management program.
The Audit Committee oversees the management of our cybersecurity risk exposures and the steps management has taken to monitor and control such exposures. At each quarterly meeting, the Audit Committee receives an update from our VP IT and other members of management on relevant topics, including cybersecurity program maturity progress, new capabilities implemented, testing results, key cyber risk metrics (e.g., simulated phishing testing and vulnerability management) and notable incidents or events should they occur. On an annual basis, our Board of Directors meets with our VP IT and our third-party cybersecurity consultant to review our cybersecurity strategy. In accordance with our cybersecurity incident response plan, our Board of Directors is promptly informed of potentially material cybersecurity incidents, including with respect to our third-party service providers.
Although we have experienced cybersecurity incidents from time to time that have not had a material adverse effect on our business, financial condition, or results of operations, there can be no assurance that a cyber-attack, security breach, or other cybersecurity incident will not have a material adverse effect on us in the future.
Our management team supervises efforts to prevent, detect, mitigate, and remediate cybersecurity risks and incidents through various means, which may include briefings from internal security personnel; threat intelligence and other information obtained from governmental, public or private sources, including external consultants engaged by us; and alerts and reports produced by security tools deployed in the IT environment.
Governance of the Company
Pursuant to the Company’s Amended and Restated Memorandum of Association, the Company’s Amended and Restated Articles of Association, and Cayman Islands law, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.
The Board of Directors has determined that the directors nominated for re-election (other than Mr. McTaggart) are “independent” as such term is defined by the applicable listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). The Board of Directors based this determination primarily on a review of the responses of the directors to questions regarding their employment, affiliations, family and other relationships.
The Company schedules meetings of the Board of Directors quarterly, in conjunction with its Annual General Meeting, and as necessary throughout the year. The Company expects that all directors will attend each meeting, absent a valid reason, such as a scheduling conflict. The Board of Directors held four meetings during 2024.
Each director attended at least 75% of the aggregate number of (a) the total number of meetings of the Board of Directors held during 2024 and (b) the total number of meetings held by all committees of the Board of Directors on which he or she served during 2024.
The Board of Directors also has adopted a Code of Business Conduct and Ethics that applies to all Company directors, officers (including the principal executive officer, principal financial officer and principal accounting officer) and employees. Our Code of Business Conduct and Ethics is posted on the “Investors — Governance” section of the Company’s website: http://www.cwco.com.
If, in the future, the Board of Directors amends the Code of Business Conduct and Ethics or grants a waiver to our principal executive officer, principal financial officer or principal accounting officer with respect to the Code of Business Conduct and Ethics, the Company will post the amendment or a description of the waiver on the “Investors — Governance” section of the Company’s website.
Insider Trading and Hedging Policy
The Board of Directors has adopted an Insider Trading and Disclosure of Non-Public Information Policy, which applies to all of the Company’s directors, officers, employees, agents and representatives and is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable NASDAQ listing standards. The insider trading policy expressly prohibits directors, officers, employees, agents and representatives of the Company from purchasing or selling the Company’s securities while in possession of material, non-public information, or otherwise using such information for their personal benefit. It further prohibits directors, officers, employees, agents and representatives from engaging in hedging transactions, such as purchasing or writing derivative securities including puts and calls and entering into short sales or short positions with respect to the Company’s stock.
Our directors, officer, employees, agents and representatives are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), so that they can prudently diversify their asset portfolios and exercise their stock options before expiration.
Our Insider Trading and Disclosure of Non-Public Information Policy is posted on the “Investors — Governance” section of the Company’s website: http://www.cwco.com and has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 that was filed with the SEC on March 17, 2025.
Committees of the Board of Directors
The Board of Directors has four committees: (1) the Compensation Committee; (2) the Audit Committee; (3) the Nominations and Corporate Governance Committee and (4) the Environmental and Social Governance Committee. The Board of Directors has adopted a written charter for each of these committees. The charters are posted on the “Investors — Governance” section of the Company’s website: http://www.cwco.com.
Director	Compensation Committee	Audit Committee	Nominations and Corporate Governance Committee	Environmental and Social Governance Committee
Linda Beidler-D’Aguilar			C	X
Brian E. Butler	X	X		X
Carson K. Ebanks	X		X
Clarence B. Flowers, Jr.	X			X
Frederick W. McTaggart				C
Wilmer F. Pergande		X	X
Leonard J. Sokolow		C	X
Raymond Whittaker	C	X

X — Member of Committee
C — Chairman
Compensation Committee
The Compensation Committee consists of Messrs. Butler, Ebanks, Flowers and Whittaker. The Compensation Committee held three meetings during 2024.
The Compensation Committee is responsible for developing, reviewing and approving the executive compensation program for the Company and its subsidiaries; assessing executive performance; establishing and approving annual incentive compensation plans; approving certain employment agreements; and reviewing and consulting with the Company’s management regarding the executive compensation disclosure (including, if applicable, the Compensation Discussion and Analysis) that is presented in the Company’s proxy statement for each annual meeting. The Board of Directors has adopted a written charter for the Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee are “independent directors,” as such term is defined under the applicable rules of NASDAQ.
Audit Committee
The Audit Committee consists of Messrs. Butler, Pergande, Sokolow and Whittaker. The Audit Committee held four meetings during 2024.
The Audit Committee assists the Board of Directors in monitoring the financial reporting process, the internal control structure and management’s testing of such control structure, the independent registered public accountants and the approval of outside consulting services pertaining to the financial and internal control functions of the Company. Its primary duties are to serve as an independent and objective party to monitor the Company’s financial process and internal control system, to select and determine the remuneration of the Company’s independent accountants, to review and appraise the audit effort of the independent accountants and to provide an open avenue of communications among the independent accountants, financial consultants, financial and senior management and the Board of Directors. The Board of Directors has adopted a written charter for the Audit Committee, and the Audit Committee reviews and reassesses the adequacy of its charter every three years, unless changes in circumstances or regulatory requirements necessitate assessment on a more frequent basis. During the year, the Board of Directors examined the composition of the Audit Committee in light of NASDAQ’s corporate governance rules and the regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) applicable to audit committees. Based upon this examination, the Board of Directors has determined that all members of the Audit Committee are “independent directors” within the meaning of applicable rules and regulations of NASDAQ and the SEC. The Board of Directors has also determined that Mr. Sokolow qualifies as an “audit committee financial expert” as defined under applicable rules and regulations of NASDAQ and the SEC.
Nominations and Corporate Governance Committee
The Nominations and Corporate Governance Committee consists of Ms. Beidler-D’Aguilar and Messrs. Ebanks, Pergande and Sokolow. The Nominations and Corporate Governance Committee held three meetings during 2024.
The Nominations and Corporate Governance Committee makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors and the qualifications of the members of the Board of Directors, establishes procedures for the nomination process, recommends candidates for election to the Board of Directors and nominates officers for election by the Board of Directors. The Board of Directors has determined that all members of the Nominations and Corporate Governance Committee are “independent directors,” as such term is defined under applicable rules of NASDAQ. The criteria for the Nominations and Corporate Governance Committee to recommend nominees for membership on the Board of Directors is contained in the “Consolidated Water Co. Ltd. Corporate Governance Guidelines,” whereby candidates should possess certain minimum qualifications for Board membership, including strong personal values and discipline, high ethical standards, a commitment to full participation on the Board of Directors and its committees and relevant career experience, and whereby diversity of thought, experience, gender and ethnicity shall be considered a priority in any such recommendations.
To recommend a prospective nominee for the Nominations and Corporate Governance Committee’s consideration, a shareholder may submit the candidate’s name and qualifications in writing to the Secretary of the Company, Consolidated Water Co. Ltd., Regatta Office Park, Windward Three, 4th Floor, West Bay Road, P.O. Box 1114, Grand Cayman, KY1-1102, Cayman Islands.
Environmental and Social Governance Committee
The Environmental and Social Governance Committee consists of Ms. Beidler-D’Aguilar and Messrs. Butler, Flowers and McTaggart. The Environmental and Social Governance Committee held two meetings during 2024.
The Environmental and Social Governance Committee provides oversight of our policies relating to Environmental and Social Governance (“ESG”) topics and operational controls of environmental, health and safety, and social risks, and is committed to supporting the Company’s efforts to operate as a sound corporate citizen. We believe that an integrated approach to business strategy, corporate governance and corporate citizenship creates long-term value. The following summary highlights certain of our policies and initiatives in these areas.
We are committed to operating with integrity, contributing to the local communities surrounding our global offices, promoting diversity and inclusion, developing our employees and being thoughtful stewards of natural resources. We are also focused on the security of our data and safeguarding our supplier’s and clients’ privacy.

Environmental and Social Governance (ESG) Highlights
Healthy and Safe Work Environment
•
Commitment to comply with all applicable health and safety laws, regulations and other requirements to which we subscribe.

•
Integration of health and safety considerations into business decisions to ensure health and safety of our employees and the community.

•
Equal employment opportunity hiring practices, policies and management of employees.

•
Anti-harassment policy that prohibits hostility or aversion towards individuals in protected categories, and prohibits sexual harassment in any form, and details how to report and respond to harassment issues and strictly prohibits retaliation against any employee for reporting harassment.

•
Since January 1, 2022, we have not been a party to any suits, investigations, inquiries or other proceedings relating to occupational safety and health, nor have any such proceedings been overtly threatened.

•
During 2022, 2023 and 2024, we had no work-related fatalities or occupational diseases and one and four workplace injuries, respectively.

Diversity and Inclusion	• Committed to fostering and promoting an inclusive and globally diverse work environment. • Formal policy that forbids discrimination based on protected classifications.
Prevention of Human Trafficking and Forced and Child Labor
•
Formal policy that forbids use of forced, debt bonded, indentured labor, involuntary prison labor, slavery or human trafficking in our business or supply chain.

•
Prohibition on employment of anyone under the age of 16 in any position, and workers under the age of 18 for hazardous work, overtime, or night shift work.

Wage and Hour Standards
•
Working hours limited to the greater of 60 hours per week or the maximum set by local law.

•
Prohibition on working longer than six consecutive days without at least one day off.

•
Commitment to comply with applicable wage laws, including those related to minimum wages, overtime hours, and legally mandated benefits.

Freedom of Association and Collective Bargaining
•
Employees have the right to freely associate or not associate with third party organizations such as labor organizations.

•
Employees also have the right to bargain or not bargain collectively in accordance with local laws.

Privacy and Data Security	• Maintaining privacy policies, management oversight, and accountability structures to protect privacy and personal data.

Business Conduct and Ethics Codes
•
A strong corporate culture that promotes the highest standards of ethics and compliance for our business; most of our directors have an extensive background and experience in risk management.

•
Code of Business Conduct and Ethics sets forth principles to guide employee and director conduct.

Business Continuity
•
As a provider of water, which is essential to life, we have business continuity policies to ensure the safety of our personnel, facilities and critical business functions in case of natural disasters and other emergencies.

Environment
•
Formal policy to identify principle environmental aspects of our operations, and seek to mitigate waste, emissions, energy and water use and other impacts wherever feasible.

•
Commitment to environmental protection and conservation of natural resources through innovative processes and continuous improvement methodologies.

•
Commitment to continue to invest in energy conservation, work to reduce our environmental footprint, and adhere to environmental laws, regulations, policies and goals.

Governance	• Strong focus on corporate governance since inception, striving for best practices in corporate governance.
Stakeholder Involvement	• Commitment to receive feedback from such stakeholders to help improve ESG-related policies, the implementation thereof and our performance thereunder.
Anti-Bribery and Corruption Policies
•
Policies prohibiting improper or unauthorized expenditures (including commercial and public bribery) and other improper payment schemes.

•
Mechanism for confidential reporting of any suspected violations.

As reflected above, we have adopted a number of practices and policies that highlight our commitment to environmental and social responsibility and that seek to promote sustainability and health and well-being in the operation of our business. These practices are designed to position us as a supplier of choice to our customers, an employer of choice to our existing and prospective employees, and a neighbor of choice in our communities. We are committed to the ethical and environmentally responsible operation of our business and have undertaken a number of initiatives to reduce our environmental impact and to ensure a healthy and safe workplace.
As the highlights above demonstrate, we have and enforce a number of ESG-related policies in our workplace, and we expect our suppliers and business partners to adhere to these requirements and to promote these values. As climate-related risks evolve, so does the need to align sustainability and the assessment of risk. Our goal is to continuously enhance our understanding of enterprise-wide risk and uncertainty with comprehensive evaluation of current risks, scenario planning, and quantitative analysis. These tools strengthen our ability to successfully integrate sustainability into our strategic decision-making processes. By doing so, we are better able to assess operational, environmental, and social uncertainties and weigh their potential implications for our strategic priorities. Our commitment to operating our business in a manner that is environmentally responsible and protective of the health and safety of our employees, is formalized in the following policies:
•
Human Rights Policy — We maintain a Human Rights Policy that seeks to promote the operation of our business in an ethical and socially responsible way and that reflects our commitment to the corporate social responsibility principles reflected in the United Nations (“UN”) Global Compact, the Universal Declaration of Human Rights, the UN Guiding Principles on Business and Human Rights, core International Labour Organization Conventions, the Organization for Economic Co-operation and Development Guidelines for Multinational Enterprises, and the laws of the countries in which we operate.

•
Environmental, Health and Safety Policy — We maintain an Environmental, Health and Safety Policy to guide the conduct of our business in a safe and environmentally sustainable and responsible manner that promotes the health of our employees, customers, community and the environment and that meets global environmental, health and safety requirements.

Copies of these policies and related information can be found on the “Investors — Governance” section of the Company’s website.
Incentive Compensation Recoupment Policy
In 2024, we adopted an Incentive Compensation Recoupment Policy in compliance with NASDAQ rules. Under our Incentive Compensation Recoupment Policy, if we are required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements under United States securities laws, the Company will be entitled to recover (and will seek to recover), from our executive officers, any excess incentive-based compensation received by our executive officers during the three-year period prior to the date on which we are required to prepare the restatement. This policy applies to both equity-based and cash compensation awards. The “excess compensation” is the difference between the actual amount that was paid and the amount that would have been paid if the financial statements were prepared properly in the first instance. To ensure that we can enforce the Incentive Compensation Recoupment Policy, we require each executive officer subject to the policy to execute an acknowledgement stating that the executive has received and reviewed the policy and agrees that he or she is fully bound by the policy.
Shareholder Communication with Directors
Shareholders of the Company who want to communicate with the Board of Directors or any individual director may write to:
Consolidated Water Co. Ltd.
Regatta Office Park, Windward Three, 4th Floor, West Bay Road
P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
Attn: Secretary of the Company
The letter should include a statement indicating that the sender is a shareholder of the Company. The Secretary will review all shareholder letters with the Board of Directors and depending on the subject matter will:
•
Regularly forward any letter that deals with the function of the Board of Directors or any committees of the Board of Directors (or any matter otherwise appropriate for Board attention) to the director or directors to whom it is addressed;

•
Attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information about the Company and stock-related matters;

•
Based upon the advice of appropriate legal counsel, not forward the letter if it relates to an improper or irrelevant topic; or

•
At each meeting of the Board of Directors, present a summary of all letters received since the last meeting that were not forwarded to the Board of Directors and make those letters available to the Board of Directors upon request.

Audit Committee Report
The Audit Committee submits the following report for 2024:
The Committee has reviewed and discussed with both management and the independent registered public accountants (the “independent auditors”) the audited consolidated financial statements of the Company as of and for the year ended December 31, 2024. The Committee’s review included discussion with the independent auditors of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

The Committee has received the written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors matters relating to their independence.
Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
Submitted by the Members of the 2024 Audit Committee
Brian E. Butler Wilmer F. Pergande Leonard J. Sokolow Raymond Whittaker

PROPOSAL 2
Advisory Vote on Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2011 (the “Dodd-Frank Act”) requires companies that are subject to the SEC’s proxy rules and regulations to hold a shareholder vote to approve, on an advisory (non-binding) basis, the compensation of their Named Executive Officers as disclosed in their proxy statements in accordance with the SEC’s rules.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, and long-term strategic and corporate goals. Please read the “Compensation Discussion and Analysis” and “Additional Information Regarding Executive Compensation” sections included in this Proxy Statement for additional details about our executive compensation programs, including information relating to the fiscal year 2024 compensation of our Named Executive Officers.
The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. The Compensation Committee believes the Company’s executive compensation programs have been effective at incentivizing the achievement of financial performance and returns to shareholders.
We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual General Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders, and to the extent that significant votes are cast against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. In addition to the advisory vote on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues.
At the 2024 Annual General Meeting of Shareholders, approximately 88% of the votes cast on the advisory vote on the executive compensation proposal were cast in favor of our Named Executive Officers’ compensation as disclosed in the proxy statement for last year’s meeting. Our Board of Directors and the Compensation Committee reviewed these final vote results and determined that, given the level of support, the Company should maintain the components of our compensation program, as discussed in “Compensation Discussion and Analysis” in more detail.
We have determined that our shareholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by our shareholders at the 2023 Annual General Meeting of Shareholders.
The approval of holders of at least a majority of the Shares cast is required to approve this proposal. Abstentions and “broker non-votes” are not treated as votes cast and, therefore, will not affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.
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PROPOSAL 3
Ratification of the Selection of Independent Accountants
The Audit Committee has appointed CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and to render other professional services as requested, at the remuneration to be determined by the Audit Committee of the Board of Directors. On April 7, 2025, the Company was notified by Marcum LLP (“Marcum”) that Marcum resigned as the Company’s independent registered accounting firm. On November 1, 2024, CBIZ acquired the attest business of Marcum. Marcum served as our independent registered public accounting firm for the fiscal year ended December 31, 2024. Representatives of Marcum LLP are not expected to be available at the Annual General Meeting and, therefore, will not have the opportunity to make a statement or be available to respond to questions.
We are asking our shareholders to ratify the selection of CBIZ as our independent registered public accounting firm. Although ratification is not required by the Company’s Articles of Association or otherwise, the Board is submitting the selection of CBIZ to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. If our shareholders do not ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
The affirmative vote of the holders of a majority of the Shares voted at the Annual General Meeting is necessary to ratify the selection of CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
Principal Accounting Fees and Services
The following table shows the fees that the Company and its affiliates paid or accrued for the audit and other services provided by Marcum for the fiscal years ended December 31, 2024 and 2023.
	2024	2023
Audit Fees	$852,500	$520,000
Audit-Related Fees	15,450	237,930
Tax Fees	42,550	46,930
All Other Fees	—	—
Total Fees	$910,500	$804,860
Audit: This category includes the fees for the examination of the Company’s consolidated financial statements and internal controls, review of the Company’s Annual Report on Form 10-K and quarterly reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q.
Audit-related: This category consists of fees for services that are closely related to the financial reporting and financial audit processes and, for 2023, consists of fees paid for audits of Ramey Environmental Compliance, Inc. completed in connection with the acquisition of 100% of this company effective October 1, 2023.
Tax: This category relates to professional services for tax compliance, tax advice and tax planning.
The Audit Committee has adopted a policy that requires their advance approval of all audit services and permitted non-audit services to be provided by the independent auditor as required by the Exchange Act. The Audit Committee approved all of the services described above in accordance with its pre-approval policies and procedures. The Audit Committee gives due consideration to the potential effect of non-audit services on maintaining the auditors’ independence.
The approval of holders of at least a majority of the Shares cast is required for this proposal. Abstentions and “broker non-votes” are not treated as votes cast and, therefore, will not affect the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF CBIZ AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025, AT THE REMUNERATION TO BE DETERMINED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED SHAREHOLDERS MATTERS
The table below sets forth the beneficial ownership of our Ordinary Shares and Redeemable Preference Shares, of which 15,916,685 and 40,830, respectively, were outstanding as of March 28, 2025, by:
•
each person or entity that we know beneficially owns more than 5% of our Ordinary Shares or Redeemable Preference Shares;

•
each of our directors;

•
our Chief Executive Officer and our Chief Financial Officer during the year ended December 31, 2024, and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2024; and

•
all of our executive officers and directors as a group.

Title of Class	Identity of Person or Group	Amount Owned**	Percentage of Class**
Ordinary Shares	BlackRock, Inc.(1)	1,283,327	8.06%
Ordinary Shares	Morgan Stanley(2)	882,737	5.55%
Ordinary Shares	Wilmer F. Pergande, Director, Chairman of the Board of Directors(3)	37,283	*
Ordinary Shares	Frederick W. McTaggart, Director, President and Chief Executive Officer(4)	289,158	1.82%
Ordinary Shares	David W. Sasnett, Executive Vice President and Chief Financial Officer	79,879	*
Ordinary Shares	Ramjeet Jerrybandan, Executive Vice President and Chief Operating Officer	71,960	*
Ordinary Shares	Brent A. Brodie, Executive Vice President of Business Development(5)	40,458	*
Ordinary Shares	Douglas R. Vizzini, Vice President of Finance	17,496	*
Ordinary Shares	Linda Beidler-D’Aguilar, Director(6)	18,607	*
Ordinary Shares	Brian E. Butler, Director	42,164	*
Ordinary Shares	Carson K. Ebanks, Director	33,426	*
Ordinary Shares	Clarence B. Flowers, Jr., Director(7)	302,105	1.90%
Ordinary Shares	Leonard J. Sokolow, Director(8)	36,544	*
Ordinary Shares	Raymond Whittaker, Director	5,755	*
Ordinary Shares	Directors and Executive Officers as a Group(9)	994,989	6.25%
Redeemable Preference Shares	Kenneth Crowley, Production Manager	2,090	5.12%

*
Indicates less than 1%.

**
Unless otherwise indicated, to our knowledge, the persons named in the table above have sole voting and investment power with respect to the shares listed. The address of each natural person named in the table above is c/o Consolidated Water Co. Ltd., Regatta Office Park, Windward Three, 4th Floor, West Bay Road, Grand Cayman, KY1-1102, Cayman Islands.

(1)
On November 8, 2024, BlackRock, Inc. filed Amendment No. 1 to Schedule 13G (“Schedule 13G”) with the Securities and Exchange Commission. The Schedule 13G states that BlackRock, Inc. has sole voting power with respect to 1,260,778 Ordinary Shares and sole dispositive power over 1,283,327 Ordinary Shares, and no shared voting or dispositive power. BlackRock, Inc. is the parent holding company of the following subsidiaries, which hold the Ordinary Shares: BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Asset

Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; and BlackRock Investment Management, LLC. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(2)
On February 9, 2024, Morgan Stanley filed Amendment No. 1 to Schedule 13G (“Schedule 13G”), on behalf of itself and Morgan Stanley Smith Barney LLC, with the Securities and Exchange Commission. The Schedule 13G states that (a) Morgan Stanley has shared voting power with respect to 63,190 Ordinary Shares, shared dispositive power with respect to 882,737 Ordinary Shares, and no sole voting or dispositive power, and (b) Morgan Stanley Smith Barney LLC has shared dispositive power over 819,547 Ordinary Shares, no shared voting power, and no sole voting or dispositive power. Morgan Stanley, a holding company, is the sole owner of Morgan Stanley Smith Barney LLC, an investment company. The address of Morgan Stanley and Morgan Stanley Smith Barney LLC is 1585 Broadway New York, NY 10036.

(3)
Of the 37,283 Ordinary Shares beneficially owned by Mr. Pergande, 35,783 have shared investment power, 1,000 are held in an individual retirement account (“IRA”) of Mr. Pergande and 500 are held in an IRA of Mr. Pergande’s spouse.

(4)
Of the 289,158 Ordinary Shares owned by Mr. McTaggart, 287,858 have shared investment power.

(5)
Although Mr. Brodie was a “named executive officer” (as defined in Item 402 of Regulation S-K) as of the end the last completed fiscal year, he voluntarily resigned as of February 11, 2025.

(6)
Of the 18,607 Ordinary Shares beneficially owned by Ms. Beidler-D’Aguilar, 2,000 are evidenced by Bahamian Depository Receipts (“BDRs”), which are listed and traded on the Bahamian International Stock Exchange and have shared investment power. Ordinary Shares that underlie these BDRs are held in a custodial account in The Bahamas.

(7)
Of the 302,105 Ordinary Shares beneficially owned by Mr. Flowers, 300,476 are held by an estate of which Mr. Flowers is a beneficiary.

(8)
Of the 36,544 Ordinary Shares beneficially owned by Mr. Sokolow, all of them have shared investment power and 269 are held by a trust of which Mr. Sokolow and his wife are co-trustees.

(9)
Of the 994,989 Ordinary Shares owned by the Directors and executive officers as a group, 369,949 have shared investment power, 2,000 are evidenced by BDRs, which are listed and traded on the Bahamian International Stock Exchange, and 300,476 are held by an estate of which a director is a beneficiary.

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Equity Compensation Plan Information
The following table sets forth certain information as of December 31, 2024, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance under:
•
all compensation plans previously approved by our security holders; and

•
all compensation plans not previously approved by our security holders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	129,737(1)	$0.00	806,917
Equity compensation plans not approved by security holders	—	—	*
Total	129,737	$0.00	806,917

*
This equity compensation plan does not have any limits on the number of shares reserved for issuance under the plans.

(1)
Includes shares related to our long-term incentive compensation plan, specifically: (i) 24,875 shares that were vested as of December 31, 2024 and issued on January 2, 2025; (ii) 9,071 share grants that vest on December 31, 2025; (iii) 7,880 share grants that vest in 1∕2 increments on December 31, 2025 and 2026; (iv) 41,889 shares that were vested as of December 31, 2024 and issued on March 25, 2025 based upon the Company’s cumulative financial performance for the three-year period ended December 31, 2024 relative to the cumulative financial performance target measures for the three-year period ended December 31, 2024 set by the Board of Directors in 2022; and (v) 32,547 shares that may be issued based upon the three-year cumulative financial performance target measures set by the Board of Directors in 2023 and 2024 for the three-year periods ending December 31, 2025 and 2026, respectively. Of the 32,547 shares, the actual number of shares earned may be adjusted upward or downward based upon the executive’s continued employment and the financial performance of the Company relative to the long-term financial performance measures. In addition, 13,475 options to purchase Ordinary Shares issued to four long-serving non-executive employees are outstanding with a weighted average exercise price of $16.97 and a weighted average remaining contractual life of 1.51 years.

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EXECUTIVE OFFICERS
This section provides information concerning the Company’s executive officers:
Name	Position with Consolidated Water Co. Ltd.
Frederick W. McTaggart(1)	Director, President and Chief Executive Officer
David W. Sasnett	Executive Vice President and Chief Financial Officer
Ramjeet Jerrybandan	Executive Vice President and Chief Operating Officer and Company Secretary
Armando V. Averhoff	Vice President of Information Technology
Todd C. Redding	Vice President of Purchasing and Logistics
Douglas R. Vizzini	Vice President of Finance and Assistant Company Secretary

(1)
For biographical information regarding Mr. McTaggart, see “Proposal 1 — Election of Directors.”

David W. Sasnett, age 68, became our Executive Vice President and Chief Financial Officer in June 2006, and served on our Board of Directors from December 2004 through May 2015. From March 2014 through April 2015, Mr. Sasnett served as a member of the Board of Directors of Ominto Inc. (formerly DubLi, Inc.). In 2005 and 2006, Mr. Sasnett was the Chief Financial Officer of VoIP Inc., a publicly traded provider of communication services utilizing voice over internet protocol technology. During 2004, he was the Vice President of Finance and Controller for MasTec, Inc., a specialty contractor and infrastructure provider traded on the New York Stock Exchange. Mr. Sasnett was the Chief Financial Officer of Catalina Lighting Inc., a publicly traded manufacturer and distributor of residential lighting and other consumer products, from 1996 to 2002. Mr. Sasnett’s experience also encompasses more than 12 years with the auditing and consulting firm of Deloitte & Touche LLP. Mr. Sasnett is a Certified Public Accountant (inactive) in the state of Florida. Mr. Sasnett received his Bachelor of Science in Accounting from the University of Florida.
Ramjeet Jerrybandan, age 57, joined our Company in 1998 as the Operations Engineer in Grand Cayman. He was promoted to Operations Manager (Cayman) in 2005, became our Vice President of Overseas Operations in May 2006, was promoted to Executive Vice President in December 2016 and became our Chief Operating Officer in March 2020. Mr. Jerrybandan was appointed our Company Secretary in 2013. He obtained his Bachelor of Science degree in Industrial Engineering and his Master of Science degree in Engineering Management at the University of the West Indies. Mr. Jerrybandan holds an Advanced Diploma in Business Administration from the Association of Business Executives of London. He also has extensive training in the Information Technology field, including industrial automation systems.
Armando V. Averhoff, age 60, joined our Company in November 2010 as the Director of Information Technology and was promoted to Vice President of Information Technology in August 2014. Mr. Averhoff has more than 25 years of experience with various aspects of information technology including infrastructure design, networking, servers, application development, ERP systems and computer operations. Prior to joining the Company, Mr. Averhoff was Information Technology Director at Arrow Cargo Airlines and Computer Operations Manager at LNR Property Corporation in Miami, Florida. Mr. Averhoff holds a Bachelor of Science in Information Technology with Specialization in Network and Systems Engineering from Barry University.
Todd C. Redding, age 61, joined our Company in 2008 as a Senior Purchasing Officer and was promoted to Vice President of Purchasing and Logistics in January 2020. Mr. Redding has more than 25 years of experience in purchasing and supply chain management. This experience includes internal controls, system implementations, domestic as well as foreign purchasing, shipping, warehousing and logistics. Mr. Redding previously was the Vice President of North American Operations for Catalina Lighting, a manufacturer and distributor of residential lighting. Prior to joining Catalina Lighting Mr. Redding was the Manager of Internal Audit at Carnival Cruise Lines, and he started his career with the accounting firm of Grant Thornton. Mr. Redding holds a Bachelor of Science in Accounting from the University of Florida.

Douglas R. Vizzini, age 57, joined our Company in 2007 as the Corporate Controller, was appointed Assistant Company Secretary in 2011 and was promoted to Vice President of Finance in 2012. Mr. Vizzini has more than 25 years of experience, including more than eight years at Deloitte & Touche LLP, and more than 15 years as the Corporate Controller for various public companies. Mr. Vizzini holds a Bachelor of Accounting and Master of Science in Taxation from Florida International University and is a Certified Public Accountant in the state of Florida.
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COMPENSATION DISCUSSION AND ANALYSIS
In this section, we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making compensation decisions for our Named Executive Officers, as defined under the heading “Additional Information Regarding Executive Compensation.” Specific information regarding the compensation earned by or paid to our Named Executive Officers in 2024 is set forth in a series of tables under the heading “Additional Information Regarding Executive Compensation.” The discussion below is intended to help shareholders understand the detailed information provided in those tables and put that information into context within our overall compensation program.
Executive Compensation and Corporate Governance Highlights
Executive Compensation		Corporate Governance Highlights
☒	Short-term incentive compensation plan that specifies Company and individual performance goals, providing greater transparency for investors	☒	Clawback policy that applies to executive incentive awards
☒	Strong relationship between corporate performance and executive compensation through the short-term compensation plan	☒	Company stock may not be hedged or pledged by directors or officers
☒	Long-term compensation plan specifies three-year performance goals	☒	More than 40% of director compensation is comprised of Company stock
☒	50% of the target long-term incentive compensation opportunity for the CEO, CFO and COO is based on Company performance	☒	Independent Board Chairman
☒	Peer group includes companies with similar business models and comparable industries
Say-on-Pay Vote
At our 2024 Annual Meeting of Shareholders, our advisory vote on executive compensation received the approval of approximately 88% of the votes cast for this proposal. In response, the Compensation Committee (the “Committee”) of our Board of Directors determined that we should maintain the components of our compensation program, as discussed in more detail below.
Overview of 2024 Executive Compensation Program
The table below summarizes the elements of the Company’s 2024 executive compensation program and the objectives served by each element. We used multiple metrics in our 2024 compensation program to provide a more complete view of performance, which we intended to capture key business objectives.
Type	Component	Objective
Performance-Based Compensation	Long-Term Incentive Awards	• Align the compensation of executives with the financial and operational performance of the Company and the value delivered to shareholders over the longer term.
• Reward for increases in stock price over the longer term.

•
Provide strong retention value to executives in the service of the Company over the longer term and keep executives focused on the delivery of financial and operational performance and increases in shareholder value.

Type	Component	Objective
	Annual Cash Incentive Awards	• Align the compensation of executives with the annual financial and operational performance of the Company and its achievement of annual revenue, gross profit margin and net income objectives.
Fixed Compensation	Base Salary	• Provide a competitive fixed payment to the executive for their service to the Company, set at a level that allows the Company to attract and retain top talent.
	Benefits & Perquisites	• Provide benefits that are competitive and enable the Company to attract and retain top executive talent.
Comparison of Chief Executive Officer Pay to Indexed Total Shareholder Return (“TSR”)
The chart below compares the five-year change in Chief Executive Officer compensation and the change in value of $100 invested in the Company (indexed TSR). For purposes of computing the Company’s indexed TSR, the Company’s quarterly dividends are assumed to be reinvested at the closing price on the dividend payable date. This comparison is used to assess alignment of Chief Executive Officer compensation with shareholder return. The chart shows that Chief Executive Officer pay and indexed TSR increased over the period.

$2,000,000
$1,750,000
$1,500,000
$1,250,000
$1,000,000
$750,000
$500,000
$250,000
$0
$300
$275
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
2020
2021
2022
2023
2024
CEO Compensation
Indexed TSR
Linear (CEO Compensation)
Linear (Indexed TSR)

Pay Mix Analysis
The mix of total compensation elements for the Named Executive Officers in 2024, as a percentage of total compensation, is set forth in the table and charts below.
	Fixed Compensation (as a % of Total Compensation)		Variable Compensation (as a % of Total Compensation)
Named Executive Officer	Base Salary	Benefits & Other Compensation	Annual Cash Incentives	Annual Equity Incentives
Chief Executive Officer	38%	1%	41%	19%
Chief Financial Officer	56%	3%	25%	17%
Chief Operating Officer	55%	3%	26%	17%
Executive Vice President of Business Development	57%	4%	25%	14%
Vice President of Finance	66%	4%	22%	7%

CEO Pay Mix
19%
38%
41%
1%
Base Salary
Benefits & Other Compensation
Annual Cash Incentives
Annual Equity Incentives

CFO Pay Mix
17%
56%
25%
3%
Base Salary
Benefits & Other Compensation
Annual Cash Incentives
Annual Equity Incentives

COO Pay Mix
17%
26%
55%
3%
Base Salary
Benefits & Other Compensation
Annual Cash Incentives
Annual Equity Incentives

EVP of Bus. Dev.
Pay Mix
14%
25%
57%
4%
Base Salary
Benefits & Other Compensation
Annual Cash Incentives
Annual Equity Incentives

VP of Finance
Pay Mix
7%
22%
4%
66%
Base Salary
Benefits & Other Compensation
Annual Cash Incentives
Annual Equity Incentives

Pay Ratio Disclosure
The Committee believes that the compensation of our executive officers should be internally consistent and equitable in order to motivate our employees to seek to create value for our shareholders. As required by applicable SEC rules, we calculated the ratio of the median of the annual total compensation of all of our employees, except our principal executive officer, and the annual total compensation of our principal executive officer.
To develop this ratio, we first identified all of our employees as of December 31, 2024. This included full-time, part-time, seasonal and temporary employees, but did not include independent contractors or workers who were employed by, and whose compensation was determined by, unaffiliated third parties with whom we contracted for such services. We then prepared a list of all such employees in order of gross compensation, excluding overtime, bonus, car allowance or other incentives to determine our median employee. Once the median employee was identified, we calculated the median employee’s annual total compensation in the same manner as we calculated “Total Compensation” for our named executive officers in the Summary Compensation Table in the “Additional Information Regarding Executive Compensation” section included in this Proxy Statement. We calculated the annual total compensation of our principal executive officer by taking the “Total Compensation” set forth in the Summary Compensation Table for Frederick W. McTaggart, our principal executive officer.
Based on these calculations, we estimate that the median of the annual total compensation of all of our employees except our principal executive officer for 2024 was $81,607, and we estimate that our principal executive officer’s annual total compensation for 2024 was $1,462,458. Thus, the ratio of the estimated 2024 annual total compensation of our principal executive officer to the estimated median of the annual total compensation in 2024 of all of our employees other than our principal executive officer was 18:1. We believe this ratio is a reasonable estimate that was calculated in accordance with SEC rules.
Overview of Compensation Program
The Committee is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy; maintaining competitive compensation; and structuring compensation to achieve our compensation objectives. Generally, the types of compensation and benefits we provide to our Named Executive Officers are similar to those provided to our other executive officers.
Compensation Philosophy and Objectives
The Committee believes that compensation paid to our Named Executive Officers should be directly aligned with our performance, and that compensation generally should be structured to ensure that a significant portion of our Named Executives Officers’ compensation opportunities are directly related to achievement of our financial and operational goals. These goals include meeting revenue, and profitability targets, securing new business and keeping current on the industry’s engineering advances in seawater conversion technology, all of which impact shareholder value. The Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain highly skilled and motivated employees in key positions and that the compensation provided to key employees remains competitive relative to our Peer Companies (identified later).
The Committee believes executives at peer companies typically receive a base salary, an annual bonus and equity-based compensation, with top executives (e.g., chief executive officers, chief financial officers and chief operating officers) also receiving severance payments and, at times, payments upon a change in control. Accordingly, for 2024, the Committee determined that the compensation packages that we provided to our executives, including our Named Executive Officers, should include a mix of base salary and incentive-based cash compensation, and varying levels of severance payments, with our Chief Financial Officer and Chief Operating Officer also receiving severance payments upon a change in control. Additionally, all executive officers are eligible to receive long-term equity compensation consisting of shares of our Ordinary Shares earned over time and earned upon the satisfaction of long-term Company performance goals.
Setting Executive Compensation
Based on the foregoing philosophy and objectives, the Committee has structured our Named Executive Officers’ base salary and incentive-based compensation to motivate executives to achieve our business goals and reward them for achieving those goals.
In setting the base salaries in the employment agreements of our Named Executive Officers, the Committee determined the approximate total average annual cash compensation paid to executives performing similar functions at our Peer Companies.
In determining and considering adjustments to the base salaries in the employment agreements of our Executive Vice President of Business Development and our Vice Presidents (including our Vice President of Finance), our Chief Executive Officer reviewed the average annual salaries paid to executives with similar levels of responsibility within our Peer Companies and gave his recommendation to the Committee. The Committee compared the suggested annual base salary for our Executive Vice President of Business Development and each of our Vice Presidents to the annual base salaries paid to executives performing similar functions at comparable companies. Given that the suggested annual base salaries for our Executive Vice President of Business Develop and our Vice Presidents were substantially similar to that paid to executives within the Peer Companies, the Committee approved the salaries recommended by our Chief Executive Officer.
A significant amount of the total compensation paid to our Named Executive Officers is allocated to incentive-based compensation, as a result of the philosophy and objectives mentioned previously.
In 2024, in furtherance of our compensation philosophy and objectives, the Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”), an outside executive compensation consulting firm determined to be independent by the Committee, to conduct a review of, and recommend changes to, our compensation program for our executive officers and directors. FW Cook provided the Committee with assistance and advice in the review of our compensation elements, including base salary, target total cash compensation, long-term incentives, and target total direct compensation, and other related executive and director compensation issues. In addition, FW Cook provided advice regarding the competitiveness and reasonableness of our compensation programs, as well as to update the group of companies that constitute our Peer Companies. FW Cook provided similar services to the Committee in 2023.
FW Cook did not provide any services to us in 2024 or 2023 other than its services as the Committee’s independent compensation consultant, and FW Cook did not receive any fees or compensation from us in 2024 or 2023 other than the fee it received as the independent compensation consultant. FW Cook did not provide any services to us in 2022. The Committee confirmed that FW Cook’s work for the Committee did not create any conflicts of interest.
2024 Peer Companies
In 2024, the Committee, with the assistance of FW Cook, determined our peer group (our “Peer Companies”) to include 12 comparably sized companies identified below. These 12 companies constituted our 2024 peer group. Our Peer Companies generally fall within the following parameters for 2024:
•
0.1 times to 4.3 times our revenue;

•
0.4 times to 4.3 times our market capitalization; and

•
0.2 times to 8.0 times our earnings before interest, taxes, depreciation, and amortization (“EBITDA”).

Peer Companies
Artesian Resources Corporation	Caribbean Utilities Company, Ltd.
Chesapeake Utilities Corp.	Energy Recovery Inc.
Genie Energy Ltd.	Global Water Resources Inc.
Middlesex Water Company	Pure Cycle Corporation
RGC Resources Inc.	SJW Group York Water Company
Unitil Corp.	York Water Company
The assessment provided by FW Cook included comparative compensation information for executive officers at our Peer Companies that was used for our executive compensation benchmarking and performance benchmarking. We believe that this peer group provides a valid benchmark comparison to our Company.
Metric	Peer Median*	CWCO*	CWCO Percentile Rank
Revenue	$139,500	$155,000	53%
Market Capitalization	$564,000	$521,000	45%
EBITDA	$51,000	$34,000	33%

*
Data as of January 15, 2024 ($ in thousands).

Based upon FW Cook’s 2024 report and analysis, our Board of Directors and the Committee have concluded that our compensation plans for 2024 are comparable to the compensation paid by our Peer Companies.
Role of Chief Executive Officer in Compensation Decisions
Our Chief Executive Officer determines the base salary and establishes the individual performance goals for our Chief Financial Officer, Chief Operating Officer, Executive Vice President of Business Development and our Vice Presidents. The Committee must approve any compensation components for our Vice Presidents, Executive Vice President of Business Development, Chief Operating Officer and Chief Financial Officer other than base salary. Our Chief Executive Officer is not involved with the determination of compensation for himself.
Advisory Vote on Executive Compensation
We have determined that our shareholders should vote on a Say-on-Pay proposal each year, consistent with the preference expressed by our shareholders at our 2023 Annual General Meeting of Shareholders. Accordingly, we conducted a Say-on-Pay vote at our 2024 Annual General Meeting of Shareholders. While this vote was not binding on the Company, our Board of Directors or the Committee, we believe that it is important for our shareholders to have an opportunity to vote on executive compensation as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs and our decisions regarding executive compensation. Our Board of Directors and the Committee value the opinions of our shareholders, and, to the extent that there is any significant votes cast against the compensation of our Named Executive Officers, we will consider our shareholders’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns. In addition to the advisory vote on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues.
At the 2024 Annual General Meeting of Shareholders, approximately 88% of the votes cast on the advisory vote on executive compensation proposal were cast in favor of our Named Executive Officer compensation as disclosed in the proxy statement. Our Board of Directors and the Committee reviewed these final vote results and determined that, given the level of support, the Company should maintain the components of our compensation program, as discussed in more detail below.
2024 Executive Compensation Components
For the fiscal year ended December 31, 2024, the principal components of compensation for our Named Executive Officers were:
•
Base salary;

•
Incentive-based compensation;

•
Retirement and other benefits; and

•
Perquisites and other personal benefits.

Base Salary
Base salaries for our executives are established based on the scope of their responsibilities and their prior relevant background, training and experience, and take into consideration competitive market compensation paid by the companies represented in the compensation data the Committee reviewed for similar positions, and the overall market demand for such executives at the time of hire or entry into employment agreements. As with total compensation, we believe that executive base salaries should be competitive with the salaries paid to executives at comparable companies. An executive’s base salary is also evaluated together with other components of the executive’s compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy and objectives.

Base salaries are reviewed annually and increased based upon: (i) a need to realign base salaries with market levels for the same positions at comparable companies; (ii) an internal review of the executive’s compensation, both individually and relative to other executive officers; (iii) the individual performance of the executive; and (iv) an assessment of whether significant corporate goals were achieved. Additionally, we may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.
Incentive-Based Compensation
Short-Term Incentive Compensation
All of our executive officers were eligible to earn annual incentive compensation in the form of a cash bonus in 2024. The annual incentive compensation is performance based, with payout of these awards tied to the Company’s achievement of specific yearly net income, revenue and gross profit margin performance objectives for continuing operations, as well as individual performance for the year to the extent discussed below.
Incentive awards for our executive officers for 2024 were determined using three corporate performance measures and targets established for each measure. Such incentive-based compensation was structured to provide for a range of payouts corresponding to a range of Company performance outcomes against the performance measures.
Our executive officers were eligible to earn varying amounts of incentive compensation for 2024 based upon the Company’s achievement of the (1) minimum threshold, (2) target or (3) upper limit that was set for each of the short-term performance measures. The following table sets forth the range of percentages of base salary each executive officer was eligible to receive as incentive compensation based upon the relative achievement of each of these amounts:
Named Executive Officer	Below Threshold	Threshold	Target	Maximum
Frederick W. McTaggart Chief Executive Officer	0%	35%	70%	110%
David W. Sasnett Executive VP & Chief Financial Officer	0%	15%	30%	47%
Ramjeet Jerrybandan Chief Operating Officer	0%	15%	30%	49%
Brent A. Brodie(1) Executive Vice President of Business Development	0%	15%	30%	47%
Douglas R. Vizzini, Vice President of Finance	0%	10%	20%	31%

(1)
Although Mr. Brodie was a “named executive officer” (as defined in Item 402 of Regulation S-K) as of the end the last completed fiscal year, he voluntarily resigned as of February 11, 2025.

The Committee established the 2024 corporate performance measures for the Company based on the 2024 financial performance estimates approved by the Company’s Board and the Company’s historical performance. Setting performance measures involves both selecting the performance metrics that will be used to drive short-term business performance and establishing the performance targets for each of those metrics. The 2024 annual bonus for each Named Executive Officer was calculated by the Board of Directors based upon its assessment of the Company’s performance in the areas set forth in the table below, with a weighting assigned to each factor for each of the Named Executive Officers noted. The Committee set the corporate performance goals at levels it believed require strong performance for a target payout and superior performance for an upper payout. The three corporate performance criteria, and the respective weighting assigned to each for our Named Executive Officers, are set forth in the table below.

	Weighting of Short-Term Performance Measures
	Net Income(1)	Revenue(2)	Gross Profit Margin(3)	Individual
Frederick W. McTaggart Chief Executive Officer	40%	35%	15%	10%
David W. Sasnett Executive VP & Chief Financial Officer	45%	35%	10%	10%
Ramjeet Jerrybandan Chief Operating Officer	30%	20%	40%	10%
Brent A. Brodie Executive Vice President of Business Development	40%	35%	15%	10%
Douglas R. Vizzini, Vice President of Finance	45%	35%	10%	10%

(1)
The net income target was based upon the Company’s projection of net income from continuing operations for 2024 excluding accrued employee bonuses and as adjusted for certain components of net income that are not directly affected by management’s performance.

(2)
The revenue target was based upon the Company’s projected “adjusted revenue,” defined as projected revenue for 2024 adjusted to exclude pass-through energy charges for 2024.

(3)
The gross profit margin target was based upon the Company’s projected “gross profit margin” for 2024. Gross profit margin is defined as gross profit divided by revenue.

The Committee selected these performance measures to capture the most important aspects of the financial performance of the Company and short-term corporate goals. The Committee sets the relative weighting among the performance measures for each of the Named Executive Officers in accordance with the relative importance of those measures, in the Committee’s view, to the Company’s performance, the strength of the Company’s business and the Named Executive Officers’ ability to drive results with respect to these measures.
The relative percentages of the threshold and upper performance amounts to the target amount, the 2024 target amounts, the Company’s 2024 performance and the relative percentage of the Company’s 2024 performance to the target amount with respect to each measure, are set forth in the table below.
Performance Measure	Threshold Percentage to Target Amount	Target Percentage to Target Amount	Upper Percentage to Target Amount	2024 Target	Company’s 2024 Results	Company’s 2024 Results Percentage to Target Amount
Net Income	75%	100%	125%	$11,995,397	$20,404,010	170.10%
Revenue	90%	100%	110%	$104,435,301	$115,370,773	110.47%
Gross Profit Margin	90%	100%	110%	29.95%	34.06%	113.72%
The impact of the Company’s 2024 performance with respect to each of the performance measures on the 2024 short-term incentive bonus for each Named Executive Officer, based upon the relative weightings assigned to these performance measures for each Executive, is as follows:
Performance Measure	Frederick W. McTaggart	David W. Sasnett	Ramjeet Jerrybandan	Brent A. Brodie	Douglas R. Vizzini
Net Income	60%	68%	45%	60%	68%
Revenue	56%	56%	32%	56%	56%
Gross Profit Margin	26%	18%	70%	26%	18%
Individual Goals	10%	10%	10%	0%	10%
Total percentage of target amounts achieved	152%	152%	157%	142%	152%

Performance Measure	Frederick W. McTaggart	David W. Sasnett	Ramjeet Jerrybandan	Brent A. Brodie	Douglas R. Vizzini
Incentive compensation payable assuming target amounts were achieved	$393,593	$128,261	$128,870	$86,814	$59,305
Incentive compensation earned for 2024	$599,245	$193,673	$202,326	$123,493	$100,000
Incentive compensation as a percentage of base salary	107%	45%	47%	43%	34%

The Board has the discretion to pay our Chief Executive Officer a bonus in addition to the bonus amount payable under our short-term incentive compensation plan if it determines the executive’s accomplishments during the year merited such additional compensation. No such additional discretionary bonus was paid for 2024.
Our Chief Executive Officer has the discretion to pay our executive officers a bonus in addition to the bonus amount payable under our short-term incentive compensation plan if he determines the executive’s accomplishments during the year merited such additional compensation. An additional discretionary bonus of $10,449 was paid to our Vice President of Finance for 2024.
Long-Term Incentive Compensation
All our executive officers are eligible to earn annual incentive compensation in the form of grants of Ordinary Shares that vest in the future. This long-term component of the Company’s incentive compensation program is designed to better align the interests of our executive officers with those of our shareholders. Under the long-term incentive compensation plan, all executive officers participate in the plan with the same measures and weights, but at different levels of opportunity. The plan includes a combination of performance based and time vesting grants of Ordinary Shares.
Effective in 2024, on January 1 of each year all our executive officers are granted rights to receive a number of Ordinary Shares in the future under our long-term incentive compensation plan. The aggregate number of shares each executive is eligible to receive is initially based upon the following formula (the “Long-Term Share Formula”), and subsequently adjusted based upon the Company’s actual performance relative to its long-term performance measures:
Number of Shares =	Base Salary as of January 1	X	Applicable Bonus Percentage
Company Share Price as of December 31 of prior year
Of the number of shares calculated under the Long-Term Share Formula, 50% consist of grants that vest in equal 1/3 increments on each January 1 in the three-year period following the grant date, assuming the executive officer remains employed by the Company on the vesting date. The remaining 50% of the shares calculated under the Long-Term Share Formula constitute performance-based grants, as the executive’s receipt of the shares under these grants is dependent upon the Company’s cumulative financial performance over a three-year period relative to various performance measures. The number of performance-based shares the executive ultimately receives will be equal to 50% of the number of shares calculated under the Long-Term Share Formula if the Company’s performance equals the target amount for each of the long-term performance measures. Such number of shares will be adjusted downward or upward based upon the achievement of minimum threshold and upper amounts for each performance measure.
The following sets forth the number of Ordinary Shares underlying grants made to each named executive officer on January 1, 2024 under the Long-Term Share Formula based upon the closing pricing of $35.60 for the Company’s stock on December 31, 2023.

	Bonus %	Number of Shares Granted
		Time Vesting(1)	Performance Based(2)
Frederick W. McTaggart Chief Executive Officer	50%	3,949	3,949
David W. Sasnett Executive VP & Chief Financial Officer	30%	1,802	1,802
Ramjeet Jerrybandan Chief Operating Officer	30%	1,810	1,810
Brent A. Brodie(3) Executive Vice President of Business Development	25%	1,016	1,016
Douglas R. Vizzini, Vice President of Finance	10%	833	—

(1)
Of these shares, 1/3 vested on December 31, 2024 and the remainder vest in equal increments on December 31, 2025 and 2026.

(2)
Represents the number of shares that may be earned by the executive assuming achievement of the three-year cumulative financial performance target amounts established by the Board for the three-year period ending December 31, 2026. The actual number of shares earned may equal these amounts, or may be greater or lesser than these amounts, based upon the financial performance of the Company relative to the long-term financial performance measures. The number of shares each executive officer is eligible to receive upon the relative achievement of each of the (1) minimum threshold, (2) target or (3) upper amount is shown later.

(3)
Although Mr. Brodie was a “named executive officer” (as defined in Item 402 of Regulation S-K) as of the end the last completed fiscal year, he voluntarily resigned as of February 11, 2025.

The long-term performance measures selected by the Board of Directors and the specific rationale for selecting each measure are set forth below:
1.
Three-Year Cumulative Operating Cash Flows — The Board selected this measure because it is important for us to continue to generate positive cash flows to pay dividends and to fund future expansion.

2.
Three-Year Cumulative Earnings Per Share — This measure encourages increasing profits on a per-share basis, which reflects an increase in value for our shareholders.

3.
Three-Year Cumulative Revenue (excluding pass-through energy charges) — This measure accounts for additions to revenue from the new projects and organic growth from our existing business operations.

The respective weightings assigned to each long-term performance measure for our Named Executive Officers, are set forth in the table below.

	Weighting of Long-Term Performance Measures
	Three-Year Cumulative Operating Cash Flow	Three-Year Cumulative Earnings Per Share	Three-Year Cumulative Revenue
Frederick W. McTaggart Chief Executive Officer	20%	40%	40%
David W. Sasnett Executive VP & Chief Financial Officer	20%	40%	40%
Ramjeet Jerrybandan Chief Operating Officer	20%	40%	40%
Brent A. Brodie Executive Vice President of Business Development	20%	40%	40%
Douglas R. Vizzini, Vice President of Finance	—%	—%	—%
Under our long-term incentive compensation plan our executive officers are eligible to earn varying numbers of Ordinary Shares based upon the Company’s achievement of the (1) minimum threshold, (2) target or (4) upper amount that has been established for each of the long-term performance measures. The following table sets forth the number of shares each executive officer is eligible to receive as incentive compensation based upon the relative achievement of each of these amounts:
Named Executive Officer	Below Threshold	Threshold	Target	Maximum
Frederick W. McTaggart Chief Executive Officer	—	1,975	3,949	6,239
David W. Sasnett Executive VP & Chief Financial Officer	—	901	1,802	2,847
Ramjeet Jerrybandan Chief Operating Officer	—	905	1,810	2,860
Brent A. Brodie Executive Vice President of Business Development	—	509	1,016	1,606
Douglas R. Vizzini, Vice President of Finance	—	—	—	—
Equity Award Grant Practices and Timing
As part of our commitment to transparency and sound corporate governance, we disclose below our policies and practices related to the grant of equity awards in proximity to the release of material nonpublic information.
Our Board of Directors and the Committee oversee the granting of equity awards to our executive officers. The timing of such awards is determined in accordance with the following policies and practices:
•
Pre-Determined Grant Schedule:   We generally grant equity awards on a predetermined schedule, typically in connection with our annual compensation cycle or as part of an executive’s new hire or promotion package.

•
Consideration of Material Nonpublic Information:   The Board of Directors and the Committee consider whether material nonpublic information may be available when granting equity awards. We do not grant equity awards with the intent to take advantage of anticipated movements in stock price due to the release of such information.

•
Disclosure Timing:   We do not intentionally time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Pension Benefits
We do not have any defined benefit plans and only offer defined contribution plans.
Perquisites and Other Personal Benefits
Pursuant to their respective employment agreements, our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Vice President of Finance were each provided with an automobile expense allowance of $1,650 per month in 2024. Pursuant to the employment agreement with our Executive Vice President of Business Development, we provided the executive with an automobile expense allowance of $1,550 per month in 2024.
Termination-Based Compensation
Termination
Our Named Executive Officers’ employment agreements may be terminated upon the occurrence of the following:
•
the death of the Named Executive Officer;

•
the Named Executive Officer giving notice of termination; and

•
the Named Executive Officer being unable to discharge his duties due to physical or mental illness for a period of more than 60 days.

Additionally, our Chief Financial Officer’s, Chief Operating Officer’s, Executive Vice President of Business Development’s and Vice President of Finance’s employment agreements may be terminated due to (i) his conviction of a felony; and (ii) his commission of an act or omission that could result in material harm to us. Our Chief Executive Officer’s, our Chief Financial Officer’s and our Chief Operating Officer’s employment agreement also may be terminated due to conduct by such Named Executive Officer justifying dismissal under Cayman Islands law.
Upon termination due to the Named Executive Officer’s inability to discharge his duties due to physical or mental illness for a period of more than 60 days, the Named Executive Officer will be terminated.
Severance
Upon termination of employment, our Named Executive Officers are entitled to receive severance payments under their employment agreements. In determining to approve, and in establishing the terms of, such severance arrangements the Committee recognizes that executives, especially highly ranked executives, often face challenges securing new employment following termination. These employment agreements provide for a lump sum severance payment equal to 24 months to our Chief Executive Officer, 12 months to our Chief Financial Officer and Chief Operating Officer, and six months to our Vice President of Finance, of their then current respective base salaries if their employment agreements are not renewed. The Committee negotiated these severance packages to provide them with an amount equal to their base salary for the length of their non-competition arrangements with us. Based upon the data reviewed by the Committee, we believe that such severance packages are generally in line with severance packages offered to executive performing similar functions at comparable companies.
Change in Control
Upon a “Change in Control,” as defined below, our Chief Financial Officer may elect to terminate his employment and receive a lump sum payment in an amount equal to 36 months of his then current base salary. If we (or our successor) terminate our Chief Operating Officer’s employment within one year following a

Change of Control, we (or our successor) will pay our Chief Operating Officer a lump sum in cash in an amount equal to two times his then-current base salary, plus all other compensation accrued as of the effective date of termination.
After reviewing the practices of companies represented in the compensation data we obtained, we believe that our Chief Financial Officer’s and our Chief Operating Officer’s Change in Control arrangements are generally in line with such arrangements offered to chief financial officers and chief operating officers of comparable companies.
In determining to approve, and in establishing the terms of such Change in Control arrangements the Committee recognizes the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. A properly arranged Change in Control provision protects shareholder interests by enhancing employee focus during rumored or actual Change in Control activity through:
•
Incentives to remain with us despite uncertainties while a transaction is under consideration or pending; and

•
Assurance of compensation for terminated employees after a Change in Control.

For the purposes of this discussion, a “Change in Control” occurs when: (i) any person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, publicly announces that such person or group has become the beneficial owner of more than 30% of the combined voting power (“Controlling Voting Power”) of our then outstanding securities that may be cast for the election of directors and (ii) the persons who were our directors before such event shall cease to constitute a majority of our Board of Directors, or any successor, as the direct or indirect result of any person or group acquiring Controlling Voting Power.
Compensation Committee Report
The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for 2024 and this proxy statement.
Submitted by the Members of the 2024 Compensation Committee
Brian E. Butler
Carson K. Ebanks
Clarence B. Flowers, Jr.
Raymond Whittaker

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes the compensation of (1) our Chief Executive Officer, (2) our Chief Financial Officer, and (3) our three other most highly compensated executive officers based upon total compensation (collectively, our “Named Executive Officers”) for the fiscal years ended December 31, 2024, 2023 and 2022.
Name and Title	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Frederick W. McTaggart Chief Executive Officer	2024	562,275	599,245	281,138	19,800	1,462,458
	2023	551,250	600,000	275,625	19,200	1,446,075
	2022	525,000	525,000	262,500	18,600	1,331,100
David W. Sasnett Executive VP & Chief Financial Officer	2024	427,535	193,673	128,261	19,800	769,269
	2023	419,150	185,690	125,745	19,200	749,785
	2022	399,195	166,755	119,759	18,600	704,309
Ramjeet Jerrybandan Executive VP & Chief Operating Officer	2024	429,567	202,326	128,870	19,800	780,563
	2023	409,115	199,000	122,735	19,200	750,050
	2022	389,630	165,785	116,889	18,600	690,904
Brent A. Brodie Executive Vice President of Business Development	2024	289,380	123,493	72,345	18,600	503,818
	2023	273,000	130,000	68,250	18,000	489,250
	2022	260,000	92,645	65,000	17,400	435,045
Douglas R. Vizzini Vice President of Finance	2024	296,525	100,000	29,653	19,800	445,978
	2023	263,575	79,060	26,358	19,200	388,193
	2022	251,025	55,415	25,103	18,600	350,143

(1)
Non-Equity Incentive Plan Compensation amounts have been determined pursuant to the terms outlined in our Named Executive Officers’ respective employment agreements and our short-term incentive compensation plan.

(2)
Amounts for 2024, 2023 and 2022 represent the value (based upon the share price of our stock on the grant date) of the shares that may be earned by and granted to the executive in future years under stock grant rights provided under our long-term incentive compensation plan. With respect to these stock grant rights, 50% of the underlying shares vest in equal 1∕3 increments on December 31 of each year in the three-year period following the January 1 date on which the stock grant right is awarded if the executive is employed by the Company as of the vesting date. The remaining 50% of the underlying shares associated with these stock grant rights will be earned by and granted to the executive if our Company achieves the three-year cumulative financial performance target measures established by the Board for the three-year periods ending December 31, 2026 (for the stock grants awarded in 2024), 2025 (for the stock grants awarded in 2023) and 2024 (for the stock grants awarded in 2022) and the executive is in our employ as of the measurement date. The actual number of shares earned and granted under these performance measures may be greater or lesser than these amounts (or even zero) based upon the financial performance of the Company relative to the long-term financial performance target measures.

(3)
Represents car allowances.

Employment Agreements
Frederick W. McTaggart — President and Chief Executive Officer
On January 1, 2004, we entered into a three-year employment agreement with Frederick W. McTaggart, our President and Chief Executive Officer. This agreement is subject to extension each year upon mutual agreement such that the term will be for three years from January 1 of the next following year, which is currently through December 31, 2027. Under the terms of the employment agreement, Mr. McTaggart is entitled to an annual base salary and annual and long-term incentive compensation if certain performance goals are met. If the Company at its discretion elects not to renew Mr. McTaggart’s agreement, such agreement terminates on December 31 of that year, and Mr. McTaggart is entitled to receive a severance payment equal to twice his then annual base salary. The Company’s Compensation Committee establishes Company performance goals and Mr. McTaggart’s individual performance goals. If we terminate Mr. McTaggart without cause, he is entitled to receive the aggregate annual salaries due over the remaining term of his employment agreement.
Mr. McTaggart is also entitled to an automobile expense allowance, which amounted to $19,800, $19,200 and $18,600 in 2024, 2023 and 2022, respectively. This allowance increases on January 1 of each year by $50 per month.
David W. Sasnett — Executive Vice President and Chief Financial Officer
Effective January 1, 2008, we entered into an employment agreement with Mr. Sasnett, our Executive Vice President and Chief Financial Officer, which is subject to annual renewal and has since been extended through December 31, 2026. Under the terms of the employment agreement, Mr. Sasnett is entitled to an annual base salary and annual and long-term incentive compensation if certain performance goals are met. Our Compensation Committee establishes Company performance goals and our Chief Executive Officer establishes Mr. Sasnett’s individual performance goals. If our Chief Executive Officer or the Company decides not to extend the term of the employment agreement, the term of the employment agreement will expire on December 31 of the year in which such decision is made, and we will be obligated to pay Mr. Sasnett, in cash, a severance payment equal to his base salary on the expiration date.
Mr. Sasnett is also entitled to an automobile expense allowance, which amounted to $19,800, $19,200 and $18,600 in 2024, 2023 and 2022, respectively. This allowance increases on January 1 of each year by $50 per month.
Ramjeet Jerrybandan — Executive Vice President and Chief Operating Officer
Effective January 1, 2008, we entered into an employment agreement with Mr. Jerrybandan, our Executive Vice President and Chief Operating Officer, which agreement was amended on March 29, 2017 and September 9, 2023. Under the terms of this employment agreement (prior to and after the amendment), Mr. Jerrybandan is entitled to an annual base salary and annual and long-term incentive compensation if certain performance goals are met. Our Compensation Committee establishes Company performance goals and our Chief Executive Officer establishes Mr. Jerrybandan’s individual performance goals. This agreement is subject to annual renewal and, if renewed, will be extended for an additional two years from December 31st of the year in which renewed. If our Chief Executive Officer or the Company decides not to extend the term of the employment agreement, the term of the employment agreement will expire on December 31 of the year in which such decision is made, and we will be obligated to pay Mr. Jerrybandan the greater of the severance payment required by the Cayman Islands Labour Act or an amount equal to his base salary for that year, plus all other accrued compensation.
Mr. Jerrybandan is also entitled to an automobile expense allowance, which amounted to $19,800, $19,200 and $18,600 in 2024, 2023 and 2022, respectively. This allowance increases on January 1 of each year by $50 per month.
Brent A. Brodie — Executive Vice President of Business Development
Effective August 23, 2010, we entered into an employment agreement with Mr. Brodie. Under the terms of this employment agreement, Mr. Brodie is entitled to an annual base salary and annual and long-term incentive compensation if certain performance goals are met. Our Compensation Committee establishes Company performance goals and our Chief Executive Officer establishes Mr. Brodie’s individual performance goals.
Pursuant to the terms of the employment agreement, Mr. Brodie is entitled to an automobile expense allowance, which amounted to $18,600, $18,000 and $17,400 in 2024, 2023 and 2022, respectively. This allowance increases on January 1 of each year by $50 per month during the term of this agreement.

Although Mr. Brodie was a “named executive officer” (as defined in Item 402 of Regulation S-K) as of the end the last completed fiscal year, he voluntarily resigned as of February 11, 2025.
Douglas R. Vizzini — Vice President of Finance
Effective June 28, 2012, we entered into an employment agreement with Mr. Vizzini. Under the terms of this employment agreement, Mr. Vizzini is entitled to an annual base salary and annual and long-term incentive compensation if certain performance goals are met. Our Compensation Committee establishes Company performance goals and our Chief Executive Officer establishes Mr. Vizzini’s individual performance goals.
Pursuant to the terms of the employment agreement, Mr. Vizzini is entitled to an automobile expense allowance, which amounted to $19,800, $19,200 and $18,600 in 2024, 2023 and 2022, respectively. This allowance increases on January 1 of each year by $50 per month during the term of this agreement.
Long-Term Incentive Compensation Awards
The actual number of shares that may be earned by our Named Executive Officers under our long-term incentive compensation program varies based upon the financial performance of the Company relative to the long-term financial performance target amounts established by the Board for a three-year period. For the three-year period ended December 31, 2024, the relative percentages of the threshold and upper financial performance amounts to the target amount, the target amounts, the Company’s performance and the relative percentage of the Company’s performance to the target amount, are set forth in the table below.
Cumulative Performance Measure	Threshold Percentage to Target Amount	Target Percentage to Target Amount	Upper Percentage to Target Amount	2022 – 2024 Target	Company’s 2022 – 2024 Results	Company’s Results Percentage to Target Amount
Operating Cash Flows	70%	100%	130%	$41,923,337	$65,818,099	157.0%
Earnings Per Share	86%	100%	140%	$1.37	$4.10	300.2%
Revenue	85%	100%	115%	$184,608,289	$352,211,187	190.8%
Option Exercises and Stock Vested
The following table provides information for each of the Named Executive Officers on stock option exercises and shares vested during the year ended December 31, 2024, including the number of shares acquired and the value realized upon exercise and the number of shares acquired and the value realized upon vesting, before payment of any applicable withholding tax and broker commissions.
Named Executive Officer	Option Awards		Stock Awards
	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting ($)
Frederick W. McTaggart	—	—	28,024	725,541
David W. Sasnett	—	—	12,785	331,004
Ramjeet Jerrybandan	—	—	12,496	323,521
Brent A. Brodie	—	—	6,952	179,987
Douglas R. Vizzini	—	—	1,658	42,926
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding awards under our long-term incentive compensation plan as of December 31, 2024, for each Named Executive Officer.

Named Executive Officer	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market value of unearned shares, units or other rights that have not vested ($)
Frederick W. McTaggart	3,104(1)	80,363(1)
	9,312(2)	241,088(2)
	2,632(3)	68,142(3)
	3,949(4)	102,240(4)
David W. Sasnett	1,417(1)	36,686(1)
	4,249(2)	110,007(2)
	1,201(3)	31,094(3)
	1,802(4)	46,654(4)
Ramjeet Jerrybandan	1,383(1)	35,806(1)
	4,147(2)	107,366(2)
	1,206(3)	31,233(3)
	1,810(4)	46,861(4)
Brent A. Brodie(5)	768(1)	19,884(1)
	2,306(2)	59,702(2)
	677(3)	17,528(3)
	1,016(4)	26,304(4)
Douglas R. Vizzini	593(1)	15,353(1)
	—(2)	—(2)
	555(3)	14,369(3)
	—(4)	—(4)

(1)
Amounts represent the number and value of shares that vest on December 31, 2025, assuming continued employment.

(2)
Amounts represent the number and value of shares that may be earned by the executive assuming achievement of the three-year cumulative financial performance target measures established by the Board for the three-year period ending December 31, 2025. The actual number and value of shares earned may be adjusted upward or downward based upon the executive’s continued employment and the financial performance of the Company relative to the long-term financial performance measures.

(3)
Amounts represent the number and value of shares that vest in equal 1∕2 increments on December 31, 2025 and 2026, assuming continued employment.

(4)
Amounts represent the number and value of shares that may be earned by the executive assuming achievement of the three-year cumulative financial performance target measures established by the Board for the three-year period ending December 31, 2026. The actual number and value of shares earned may be adjusted upward or downward based upon the executive’s continued employment and the financial performance of the Company relative to the long-term financial performance measures.

(5)
Although Mr. Brodie was a “named executive officer” (as defined in Item 402 of Regulation S-K) as of the end the last completed fiscal year, he voluntarily resigned as of February 11, 2025. As such, no awards will vest to him in the future.

Equity Awards Granted in Close Proximity to Material Nonpublic Information Disclosure
During the last fiscal year, we did not grant any equity awards to the Named Executive Officers during the period beginning four business days before and ending one business day after the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a Form 8-K disclosing material nonpublic information.
As no such grants occurred during the relevant period, no further disclosure or tabular presentation is necessary.

Pension Benefits
We do not have any defined benefit plans and only offer defined contribution plans.
Non-Qualified Deferred Compensation
We do not have any non-qualified deferred contribution plans or other deferred compensation plans.
Potential Payments Upon Termination or Change in Control
The section below describes the payments that may be made to the Named Executive Officers upon termination or Change in Control, as defined above, pursuant to individual agreements.
Termination
Assuming our Named Executive Officers’ employment agreements were terminated on December 31, 2024, due to the Named Executive Officer’s inability to discharge his duties due to physical or mental illness for a period of more than 60 days, the compensation due to our Named Executive Officers would be as set forth in the following table.
Named Executive Officer	Salary ($)	Medical Insurance ($)	Total Compensation ($)
Frederick W. McTaggart(1)	2,000	85,206	87,206
David W. Sasnett(2)	1,000	23,284	24,284
Ramjeet Jerrybandan(1)	2,000	57,518	59,518
Brent A. Brodie(3)	750	17,125	17,875
Douglas R. Vizzini(3)	750	15,193	15,943

(1)
In the case of our Chief Executive Officer and Chief Operating Officer, we will pay him $1,000 per year and provide medical insurance for him and his family for a period of two years.

(2)
In the case of our Chief Financial Officer, we will pay him $1,000 per year and provide medical insurance for him and his family for a period of one year.

(3)
In the case of our Executive Vice President of Business Development and Vice President of Finance, we will pay him $1,000 per year and provide medical insurance for him for a period of nine months.

Severance
The following table sets forth the total amount of severance payments that would be made to Messrs. McTaggart, Sasnett, Jerrybandan, Brodie and Vizzini if their employment agreements were terminated without cause as of December 31, 2024:
Name	Severance ($)
Frederick W. McTaggart	1,686,825
David W. Sasnett	855,070
Ramjeet Jerrybandan	859,134
Brent A. Brodie	144,690
Douglas R. Vizzini	148,263

Change in Control
The following table sets forth the total amount of change in control payments that would be made to Messrs. Sasnett and Jerrybandan if their employment agreements were terminated upon a Change in Control as of December 31, 2024:
Name	Change in Control ($)
David W. Sasnett	1,282,605
Ramjeet Jerrybandan	859,134
Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information that demonstrates the relationship between executive “Compensation Actually Paid” and the Company’s performance against several specific financial metrics.
Pay versus Performance Table: The table below reflects Compensation Actually Paid to the Company’s Principal Executive Officer (“PEO”) and Average Summary Compensation Actually Paid to Non-PEO Named Executive Officers (“NEOs”) during 2024, 2023, 2022, 2021 and 2020.
Year	Summary Compensation Table Total for PEO $	Compensation Actually Paid to PEO(1) $	Average Summary Compensation Table Total for Non-PEO NEOs $	Average Compensation Actually Paid to Non-PEO NEOs(1) $	Value of Initial Fixed $100 Investment Based on:		Net Income $	Revenue (excluding pass-through energy charges) $
					Total Shareholder Return(2) $	Peer Group Total Shareholder Return $
2024	1,462,458	1,075,367	624,907	506,457	177.01	107.41	28,237,554	115,370,773
2023	1,446,075	2,546,547	594,319	928,037	239.88	130.40	29,585,391	160,644,059
2022	1,331,100	1,547,295	545,100	609,988	97.91	118.72	5,856,294	76,196,354
2021	907,150	841,379	453,865	434,564	68.57	123.24	875,579	55,182,474
2020	906,312	717,932	446,006	392,276	75.49	100.22	3,711,528	63,143,379

(1)
Compensation Actually Paid represents total compensation as reported in the Summary Compensation Table for that year (i) less the grant-date fair value of any stock and option awards granted during that year, (ii) plus the change in fair value of outstanding and unvested stock and option awards during that year, as well as the fair value of new stock and option awards granted during that year as of the end of the year.

(2)
The Value of Initial Fixed $100 Investment Based on Total Shareholder Return depicts a hypothetical $100 investment in Ordinary Shares on December 31, 2019, and shows the value of that investment over time (assuming the reinvestment of dividends) for each calendar year. Historical stock performance is not necessarily indicative of future stock performance.

Relationship between Compensation Actually Paid Disclosed in the Pay versus Performance Table and Other Table Elements
Compensation Actually Paid to Mr. McTaggart and Average Compensation Actually Paid to Non-PEO NEOs for 2024, 2023 and 2022 were directionally aligned with the cumulative total shareholder return and net income for those years.

Tabular List of the Company’s Most Important Metrics that Link Compensation Actually Paid to the PEO and other NEOs
We consider the list below to be the Company’s most important metrics that link compensation paid to our NEOs, as they are the key metrics that determine the payout under our short-term incentive compensation plan and long-term incentive compensation plan.
•
Revenue (excluding pass-through energy charges)

•
Net income from continuing operations

•
Gross margin

•
Earnings per share

•
Operating cash flows

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Director Compensation
The following table sets forth a summary of the compensation earned by our non-employee directors and/or paid to certain of our non-employee directors in 2024.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Linda Beidler-D’Aguilar*(2)	63,661	52,600	116,261
Brian E. Butler*	44,482	51,755	96,237
Carson K. Ebanks*	38,500	42,875	81,375
Clarence B. Flowers, Jr.*	40,700	46,765	87,465
Wilmer F. Pergande*(3)	157,100	44,170	201,270
Leonard J. Sokolow*	62,600	47,020	109,620
Raymond Whittaker*	50,950	48,415	99,365

*
The Board of Directors has determined that each of such persons is an “independent director” under the corporate governance rules of NASDAQ.

(1)
Represents fair value on the date of grant.

(2)
Of the $116,261 fees earned or paid in cash, $20,000 consists of director fees paid by Consolidated Water (Bahamas) Limited for service on the board of directors of this Company subsidiary.

(3)
Of the $201,270 fees earned or paid in cash, $27,500 consists of director fees paid by Consolidated Water (Bahamas) Limited for service on the board of directors of this Company subsidiary.

Director Compensation Policy
Our Chairman of the Board of Directors receives an annual cash retainer of $103,000 and each director who is not an executive officer is entitled to an annual cash retainer of $33,000. In addition, under the non-executive directors share plan, the Chairman of the Board of Directors and each director who is not an executive officer receives an annual equity retainer in Ordinary Shares worth $32,500 and $33,150, respectively. A Director who is also an executive officer of our Company (i.e. Mr. McTaggart) is not entitled to an annual retainer of cash or equity.
Each director who is a member of the Compensation Committee and the Chairman of such committee is entitled to an annual cash retainer of $3,300 and $5,550, respectively. In addition, under the non-executive directors share plan, each committee member and the Chairman of the committee receive an annual equity retainer in Ordinary Shares worth $5,835 and $7,485, respectively.
Each director who is a member of the Audit Committee and the Chairman of such committee is entitled to an annual cash retainer of $4,400 and $7,400, respectively. In addition, under the non-executive directors share plan, each committee member and the Chairman of the committee receive an annual equity retainer in Ordinary Shares worth $7,780 and $9,980, respectively.
Each director who is a member of the Nominations and Corporate Governance Committee and the Chairman of such committee is entitled to an annual cash retainer of $2,200 and $3,700, respectively. In addition, under the non-executive directors share plan, each committee member and the Chairman of the committee receive an annual equity retainer in Ordinary Shares worth $3,890 and $4,990, respectively.
Each director who is a member of the Environmental and Social Governance Committee and the Chairman of such committee is entitled to an annual cash retainer of $4,400 and $7,400, respectively. In addition, under the non-executive directors share plan, each committee member and the Chairman of the committee receive an annual equity retainer in Ordinary Shares worth $7,780 and $9,980, respectively. Mr. McTaggart is the Chairman of this committee and is not entitled to an annual retainer of cash or equity.
The number of Ordinary Shares granted to the directors is calculated by dividing the equity retainers by the prevailing market price on October 1 of the preceding year.

The Board of Directors has determined to increase the director compensation described above by 6% for 2025.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
The Compensation Committee of the Board of Directors consists of Messrs. Butler, Ebanks, Flowers and Whittaker. No member of the Compensation Committee is, or at any time in the past has been, an officer or employee of the Company or any of its subsidiaries.
Section 16(a) Beneficial Ownership Reporting Compliance
We are required to identify each person who was an officer, director or beneficial owner of more than 10% of our registered equity securities during our most recent fiscal year and who failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To our knowledge, based solely on the review of reports required by Section 16(a) of the Exchange Act and written representations from the certain reporting persons, we believe that during the fiscal year ended December 31, 2024, other than Wilmer F. Pergande, who filed a Form 4 one day late for the sale of 3,500 shares, our officers, directors and significant shareholders have timely filed the appropriate form under Section 16(a) of the Exchange Act.
Transactions with Related Persons
The Company has a written policy regarding the review, approval or ratification of related person transactions. A related person transaction for the purposes of the policy is a transaction between the Company and one of the Company’s directors or nominees for director, executive officers, 5% shareholders, or a member of one of these persons’ immediate family, in which such person has a direct or indirect material interest and involves more than $120,000. Under this policy, related person transactions are prohibited unless the Audit Committee has determined in advance that the transaction is in the best interests of the Company.
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Stock Performance Graph
The following graph compares the changes over the last five years in the value of $100 invested in (i) the Company’s Ordinary Shares, (ii) the Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and (iii) ratably in each of the 10 companies that constitute the Company’s peer group index. The peer group consists of Middlesex Water Company, Energy Recovery Inc., Pure Cycle Corporation, Unitil Corp., Global Water Resources Inc., Genie Energy Ltd., Caribbean Utilities Company, Ltd., Artesian Resources Corporation., RGC Resources, Inc., and York Water Company. The year-end values of each investment are based on share price appreciation without consideration of the reinvestment of all dividends.
Historical stock price performance shown on the performance graph is not necessarily indicative of future stock price performance.
FIVE-YEAR CUMULATIVE TOTAL RETURNS
VALUE OF $100 INVESTED ON DECEMBER 31, 2019
	Consolidated Water Co. Ltd.	S&P 500 Index	Peer Group Index
2019	100.00	100.00	100.00
2020	73.93	116.26	99.07
2021	65.28	147.52	120.53
2022	90.80	118.84	114.87
2023	218.40	147.64	125.87
2024	158.83	182.05	102.20
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OTHER MATTERS
Deadline for Shareholder Proposals
Shareholder proposals intended to be presented under Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and accompanying proxy for the 2026 Annual General Meeting of Shareholders, including nomination of an individual for election as a director at the 2026 Annual General Meeting of Shareholders, must be received at the Company’s principal executive offices in the Cayman Islands by December 18, 2025 and must meet all the requirements of Rule 14a-8. To recommend a prospective nominee for the Nominations and Corporate Governance Committee’s consideration, see “Committees of the Board of Directors.”
Proposals and other notices should be sent to:
Consolidated Water Co. Ltd.
Regatta Office Park, Windward Three, 4th Floor, West Bay Road
P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
Attn: Secretary of the Company
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and Notices of Internet Availability of Proxy Materials. This means that only one copy of the Company’s proxy statement, annual report and Notice of Internet Availability of Proxy Materials may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of any of the documents to you if you notify the Company’s Secretary at the Company’s executive offices of your desire to receive additional copies. If you wish to receive separate copies of the annual report, proxy statement and Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you may contact your bank, broker or other nominee record holder, or you may contact the Company’s Secretary at the Company’s executive offices.
Financial Statements and Exhibits to Form 10-K
The Company’s financial statements are contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 that was filed with the SEC on March 17, 2025, a copy of which is included with this proxy statement. Such report and the financial statements contained therein are not to be considered a part of this soliciting material.
The Company’s 2024 Annual Report, which is included with this proxy statement, does not include copies of the exhibits to that filing. The Company will furnish any such exhibits by request sent to the Company’s Secretary.
Other Matters
Management knows of no matters that are to be presented for action at the meeting other than the matters set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their judgment on such matters.
The Company will make available a list of shareholders of the Company before the close of business on May 7, 2025, for inspection during normal business hours from 8:30 a.m. through 4:30 p.m., at the Company’s corporate headquarters located at Regatta Office Park, Windward Three, 4th Floor, West Bay Road, Grand Cayman, KY1-1102, Cayman Islands. Shareholders wanting to inspect the shareholder list should call our Corporate Secretary at (345) 945-4277 to schedule an appointment. In addition, the list of shareholders also will be available during the meeting through the meeting website for shareholders who choose to attend.

CONSOLIDATED WATER

SCAN TO VIEW MATERIALS & VOTE

DETACH AND RETURN THIS PORTION ONLY

CONSOLIDATED WATER CO. LTD.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of eight directors to the Board of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Linda Beidler-D'Aguilar
02) Brian E. Butler
03) Carson K. Ebanks
04) Clarence B. Flowers, Jr.
05) Frederick W. McTaggart
06) Wilmer F. Pergande
07) Leonard J. Sokolow
08) Raymond Whittaker

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SCAN TOVIEW MATERIALS & VOTE CONSOLIDATED WATER CO. LTD. REGATTA OFFICE PARKWINDWARD THREE, 4TH FLOOR, WEST BAY ROAD GRAND CAYMAN KY1-1102CAYMAN ISLANDS VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 26, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 26, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.VOTE IN PERSONYou may attend the meeting and vote in person at The Westin Grand Cayman Seven Mile Beach Resort & Spa, Seven Mile Beach, Grand Cayman, Cayman Islands. Have the 16-digit control number included on this proxy card with you to gain entry to the meeting. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V70110-P27853 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V70111-P27853PROXYConsolidated Water Co. Ltd.2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2025The undersigned, revoking all prior proxies, hereby appoint(s) Frederick W. McTaggart and David W. Sasnett, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all voting shares of Consolidated Water Co. Ltd. (the "Company") that the undersigned would be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at 3:00 p.m. Cayman Islands Time (4:00 p.m. ET), on Tuesday, May 27, 2025, and at any postponements or adjournments thereof. The Annual General Meeting will be held in person at The Westin Grand Cayman Seven Mile Beach Resort & Spa, Seven Mile Beach, Grand Cayman, Cayman Islands. The 16-digit control number included on this proxy card will be required to access the meeting.This proxy when properly executed will be voted in the manner directed by the undersigned shareholder(s) and in the discretion of the proxies on such matters as may properly come before the Annual General Meeting or any postponements or adjournments thereof.IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED AS FOLLOWS: "FOR ALL" THE NOMINEES IN THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.Attendance of the undersigned at the Annual General Meeting or any postponements or adjournments thereof will automatically revoke this proxy. Therefore, if the undersigned attends the meeting, he, she or it will need to vote his, her or its shares at the meeting in order for his, her or its shares to be counted.Continued and to be signed on reverse side